UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant 

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 Preliminary Proxy Statement

 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

 Definitive Additional Materials

 Soliciting Material Pursuant to §240.14a-12

MarineMax, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MARINEMAX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 21, 2025

The Annual Meeting of Shareholders of MarineMax, Inc., a Florida corporation, will be held at 8:00 a.m., local time, on Friday, February 21, 2025, at our principal executive offices located at 501 Brooker Creek Boulevard, Oldsmar, Florida 34677, for the following purposes:

1.
To elect three directors, each to serve for a three-year term expiring in 2028.
2.
To approve (on an advisory basis) our executive compensation (“say-on-pay”).
3.
To approve an amendment to our 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance under that plan by 500,000 shares and to extend the term of the plan to 2035.
4.
To approve an amendment to our 2021 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 495,000 shares.
5.
To ratify the appointment of KPMG LLP (“KPMG”), an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending September 30, 2025.
6.
To transact such other business as may properly come before the meeting or any adjournment thereof.

The above items are more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on December 30, 2024, are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting and vote in person. To ensure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

Michael H. McLamb

Secretary

Oldsmar, Florida

January 3, 2025

MARINEMAX, INC.

501 Brooker Creek Boulevard,

Oldsmar, Florida 34677

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of MarineMax, Inc., a Florida corporation (except where the context otherwise requires, references in this proxy to “MarineMax,” “Company,” “we,” “our,” or “us” means MarineMax, Inc. and its subsidiaries), by the Board of Directors (the “Board”) for use at our Annual Meeting of Shareholders to be held at 8:00 a.m. on Friday, February 21, 2025, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at our principal executive offices located at 501 Brooker Creek Boulevard, Oldsmar, Florida 34677.

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2024 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2024 Annual Report, and a form of proxy card. We believe this process will allow us to provide our shareholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials were first distributed on or about January 3, 2025 to all shareholders entitled to vote at the meeting.

Record Date and Outstanding Shares

Shareholders of record at the close of business on December 30, 2024 (the “Record Date”) are entitled to notice of and to vote at the meeting. On the Record Date, there were issued and outstanding 22,692,065 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, at the close of business on December 30, 2024, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting. Alternatively, you may vote over the Internet as described above. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

If, at the close of business on December 30, 2024, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your vote. You are also invited to attend the meeting in person. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority in voting power of shares entitled to vote constitutes a quorum for the transaction of business at the meeting.

Required Votes

For the election of the three director nominees for three-year terms expiring in 2028, our Bylaws provide that a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which: (1) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements set forth in our Bylaws; or (2) the number of nominees otherwise exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee other than by voting for another nominee.

While the say-on-pay pay votes are non-binding, our Board will consider the input of shareholders based on a majority of votes cast for the say-on-pay proposal.

For the votes to approve the amendment to the 2008 Employee Stock Purchase Plan and to approve the amendment to the 2021 Stock-Based Compensation Plan, the affirmative vote of the holders of a majority of the votes cast is required (please see below under “Broker Non-Votes and Abstentions” for further discussion).

For the votes to ratify the appointment of KPMG as the independent auditor of our Company for the fiscal year ending September 30, 2025, the affirmative vote of the holders of a majority of the votes cast is required (please see below under “Broker Non-Votes and Abstentions” for further discussion).

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting who will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted: (1) “for” the election of each of the nominees for director set forth in this proxy statement; (2) “for” the say-on-pay vote; (3) “for” the approval of the amendment to the 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 500,000 shares and to extend the term of the plan to 2035; (4) “for” an amendment to our 2021 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 495,000 shares; (5) “for” the proposal to ratify the appointment of KPMG, an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending September 30, 2025; and (6) as the persons specified in the proxy deem advisable on such other matters as may come before the meeting.

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of KPMG as the independent auditor of our Company for the fiscal year ending September 30, 2025. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether a quorum is present and are considered as a vote cast on the “routine” proposals. However, where a proposal is “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the broker, bank, or other nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered as a vote cast on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, the say-on-pay proposal, the amendment to our 2008 Employee Stock Purchase Plan or the amendment to our 2021 Stock-Based Compensation Plan. For your vote to be counted in the above, you now will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our Bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because, under our Bylaws, abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the proposal to elect directors, the say-on-pay proposal, the proposal to approve an amendment to our 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 500,000 shares and extend the term of the plan to 2035, or the proposal to approve an amendment to our 2021 Stock-Based Compensation Plan to increase the number of shares available for issuance under the plan by 495,000, as each such proposal is determined by reference to the votes actually cast by the shares present or represented by proxy and entitled to vote.

In accordance with our Corporate Governance Guidelines, an incumbent candidate for director who does not receive the required votes for re-election is expected to tender his or her resignation to our Board of Directors. Our Board of Directors, or another duly authorized committee of our Board of Directors, will make a determination as to whether to accept or reject the tendered resignation generally within 90 days after certification of the election results of the shareholder vote. We will publicly disclose the decision regarding the tendered resignation and the rationale behind the decision in a filing of a Current Report on Form 8-K with the SEC.

Revocability of Proxies

Any shareholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and, as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2024 Annual Report on Form 10-K, which was made available to shareholders with or preceding this proxy statement, contains financial and other information about our Company, but, except as indicated therein, is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “soliciting material” or “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Through our website, www.MarineMax.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal shareholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act.

We will provide, without charge, a printed copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the SEC to each shareholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our Company’s Secretary at our executive offices set forth in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our Articles of Incorporation and Bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Currently, the number of directors is fixed at nine and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. The Board of Directors has nominated Ms. Biumi, Mr. Borst and Ms. Romero as Class III directors whose terms will expire in 2028.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Ms. Biumi, Mr. Borst, and Ms. Romero are currently directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any of this year’s nominees will be unable or will decline to serve as directors.

The following table sets forth certain information regarding our directors.

Name	Age	Position
Rebecca White	67	Chairperson of the Board, and Director (1)(3)
William Brett McGill	56	Chief Executive Officer, President and Director
Michael H. McLamb	59	Executive Vice President, Chief Financial Officer, Secretary, and Director
Bonnie Biumi	62	Director (2)(3)
George E. Borst	76	Director (1)(2)
Evelyn V. Follit	78	Director (2)(3)
Adam M. Johnson	53	Director (1)
Clint Moore	77	Director (1)(2)
Mercedes Romero	58	Director (1)(3)

(1)
Member of the Compensation Committee.
(2)
Member of the Audit Committee.
(3)
Member of Nominating/Corporate Governance Committee.

Rebecca White has served as a director of our Company since May 2018. Ms. White currently serves as Walter Chair of Entrepreneurship, Professor of Entrepreneurship and Director of the John P. Lowth Entrepreneurship Center at the University of Tampa where she has led the development of a top 20 nationally ranked entrepreneurship program. Prior to the University of Tampa, Ms. White taught at Northern Kentucky University from 1994 to 2009 and built a top 25 nationally ranked entrepreneurship program. She received an MBA and a Ph.D. from Virginia Tech. Her primary research and teaching interests are in opportunity recognition and developing an entrepreneurial mindset. She has served on a number of company, non-profit and industry association boards over the past 15 years and is an active member of the National Association of Corporate Directors and Women Corporate Directors. Ms. White has more than 25 years of experience in education, training, coaching and mentoring. We believe that Ms. White’s experience mentoring and helping business leaders achieve their strategic goals make her well qualified to serve on our Board of Directors.

William Brett McGill has served as Chief Executive Officer since October 2018, as President since October 2017, and as a director since February 2019. Mr. W. Brett McGill served as President and Chief Operating Officer of our Company from October 2017 to October 2018. Mr. W. Brett McGill served as Executive Vice President and Chief Operating Officer of our Company from October 2016 to October 2017, Executive Vice President of Operations from October 2015 to September 2016, as Vice President of West Operations from May 2012 to September 2015, and was appointed as an executive officer by our Board of Directors in November 2012. Mr. W. Brett McGill served as one of the Company’s Regional Presidents from March 2006 to May 2012, as Vice President of Information Technology, Service and Parts from October 2004 to March 2006, and as Director of Information Services from March 1998 to October 2004. Prior to joining MarineMax in 1996, Mr. W. Brett McGill began his professional career with a software development firm, Integrated Dealer Systems. We believe Mr. W. Brett McGill’s service for more than 20 years with our Company in various roles; his intimate knowledge and experience with all aspects of the business, operations, opportunities, and challenges of our Company; and his understanding of our culture, personnel, and strategies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. We also believe that it is customary for the Chief Executive Officer of a Company to be on its Board of Directors. W. Brett McGill is the son of William H. McGill, Jr., MarineMax’s founder and recent retiree from his role as director and executive chairman of the Company.

Michael H. McLamb has served as Executive Vice President of our Company since October 2002, as Chief Financial Officer since January 1998, as Secretary since April 1998, and as a director since November 2003. Mr. McLamb served as Vice President and Treasurer of our Company from January 1998 until October 2002. Mr. McLamb, a certified public accountant, was employed by Arthur Andersen LLP from December 1987 to December 1997, serving most recently as a Senior Manager. We believe Mr. McLamb’s long service as our Chief Financial Officer for more than 20 years, his knowledge of the financial and operational aspects of our business, and his experience in public accounting provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Bonnie Biumi has served as a director of our Company since September 2024. Ms. Biumi has four decades of financial and operational expertise, most recently as President and Chief Financial Officer of Kerzner International Resorts, Inc. from 2007 to 2012. Prior to that, she held senior-level finance roles at NCL Corporation, Ltd. (NYSE: NCLH), Royal Caribbean Cruises, Ltd. (NYSE: RCL), Neff Corporation, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi is a member of the Board of Trustees of Kite Realty Group (NYSE: KRG) and the Board of Directors of Caesars Entertainment, Inc. (NASDAQ: CZR) and serves on the Audit Committee of both organizations. In addition, she serves on the Board of Directors and is the chair of the Audit Committee of Virgin Cruises Limited, and is the chair of the Audit Committee of Virgin Cruises Intermediate Limited, both privately owned companies. From 2012 to 2017, Ms. Biumi served on the Board of Directors of Isle of Capri Casinos, Inc., and from 2013 to 2015, she served on the Board of Directors of Home Properties, Inc. Ms. Biumi received a B.S. in Accounting from the University of Florida and is a certified public accountant. We believe that Ms. Biumi's management positions with leading companies provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors. Ms. Biumi qualifies as an audit committee financial expert.

George E. Borst has served as a director of our Company since May 2016. Mr. Borst served as President and Chief Executive Officer of the Americas Region of Toyota Financial Services from 2002 until 2013. He was responsible for all operational and financial activities in North and South America. Mr. Borst started his career with Toyota in 1985, serving in numerous roles within Toyota including marketing, product planning and strategy and was General Manager and Group Vice President of the Lexus Division, before he assumed the role of President and Chief Executive Officer of Toyota Financial Services in 2002. Since 2015, he has served on the Board of Trustees for PIMCO Funds. We believe Mr. Borst’s senior management positions with successful organizations and broad business experiences make him well-qualified to serve on our Board of Directors. Mr. Borst qualifies as an audit committee financial expert.

Evelyn V. Follit has served as a director of our Company since September 2015. Ms. Follit has been the President of Follit Associates, a corporate technology and executive assessment consulting firm since 2005. From 1997 to 2005, she was an executive of RadioShack Corporation, a consumer electronics retail company, where she held the positions of Senior Vice President, Chief Information Officer, and Chief Organizational Enabling Services Officer. Ms. Follit has over 20 years in leadership positions with major corporations including IBM and Dun & Bradstreet, in the areas of information technology, human resources and operations management. We believe Ms. Follit’s senior management positions and wealth of experience in information technology and human resources make her well-qualified to serve on our Board of Directors. Ms. Follit qualifies as an audit committee financial expert.

Adam M. Johnson has served as a director of our Company since September 2021. Mr. Johnson has served as the Chairman and Chief Executive Officer of NetJets, Inc. since June 2015. During his 25-year career with NetJets, a Berkshire Hathaway company, he has served in many senior leadership roles including: President of Global Sales, Marketing and Service; Senior Vice President of NetJets Administrative Services; Senior Vice President of Logistics; and Executive Director of the NetJets Aviation Flight Center. Mr. Johnson received a bachelor’s degree in business management from Ohio State University and is a licensed pilot. We believe that Mr. Johnson’s executive leadership positions and extensive experience with Berkshire Hathaway, affording him deep insight into the strategic views of a world-class group of companies, results in perspectives, and experience that make him well qualified to serve on our Board of Directors.

Clint Moore has served as a director of our Company since December 2014 and served as the lead independent director from 2018 to June 30, 2024. Mr. Moore served as President of Volvo Penta of the Americas, a supplier of engines and complete power systems for marine and industrial applications, from 1996 to 2012. His prior roles also include serving as President of the Bassett Boat Company of Florida from 1994 to 1996 and Glastron Boat Company and Larson Boat Company, both divisions of Genmar Corporation at the time, from 1989 to 1994. Mr. Moore began his career in the marine industry with Mercury Marine in 1974, where he ultimately served as Vice

President of Sales, Marketing, and Service for all of North America. We believe that his senior management positions with leading companies in the marine industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Moore qualifies as an audit committee financial expert.

Mercedes Romero has served as a director of our Company since October 2022. Since August 2020, Ms. Romero has been the Global Chief Procurement Officer at Primo Water (NYSE/TSX: PRMW), a $2.2 billion water solutions company. She brings over 25 years of diverse experience across industries such as Food/Beverage (John B. Sanfilippo & Son (Nasdaq: JBBS) since October 2021 as an independent director), Transportation (Ryder from September 2019 and August 2020 as the VP of Sourcing and Supply Management), Campari from August 2017 to August 2019 as the VP of Procurement), Pharmaceutical (Teva from December 2016 to August 2017 as the Senior Director of Global Procurement), Spirits (Diageo from February 2013 to December 2016 as the VP of Global Procurement, Retail (Starbucks from July 2010 to January 2013 as the VP of Global Procurement), Clorox from January 2004 to August 2010 as the Global Strategic Sourcing Director), and Consumer Packaged Goods (Procter & Gamble from November 1995 to November 2003 as the Strategic Sourcing Department Manager). Ms. Romero has made meaningful contributions to the profitability of large organizations with complex supply chains through the identification and implementation of operational efficiencies, strategic planning, the management of supply failure risk and commodity fluctuation risk, and an innovative approach to gaining market share. She has led enterprise-wide digital transformations and ESG and DEI efforts. Ms. Romero also has cybersecurity oversight experience from her position at Primo Water, completion of the National Association of Corporate Directors governance and cybersecurity trainings (September 2021), and certifications from the Latino Corporate Directors Association (September 2021) and the Stanford Directors College (June 2021). We believe that Ms. Romero’s senior management positions with leading companies and her service as a director provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE CLASS III NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Ms. White, Ms. Biumi, Mr. Borst, Ms. Follit, Messrs. Johnson and Moore and Ms. Romero, are independent directors, as “independence” is defined by the listing standards of the NYSE, because they have no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us). Messrs. W. Brett McGill and McLamb are employee directors and accordingly, are not independent.

Classification of our Board of Directors

Our Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of shareholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Ms. Biumi, Mr. Borst and Ms. Romero are Class III directors whose terms will expire at the meeting, but have been nominated by our Board of Directors for re-election for three-year terms expiring in 2028.

Messrs. W. Brett McGill, Mr. McLamb, Mr. Moore, and Ms. Follit are Class I directors whose terms will expire in 2026. Mr. Johnson and Ms. White are Class II directors whose terms will expire in 2027.

The Board believes that a classified board of directors serves the best interests of the Company and its shareholders by promoting the long-term shareholder value that can accrue from the continuity and stability of the Company and its business. A staggered election of directors means that over time the Company can ensure that, at any given time, at least a majority of the directors will have had prior experience on the Board. The Board also believes that classification may enhance the Company’s ability to attract and retain well-qualified directors who are able to commit the necessary time and resources to understand the Company, its business affairs and operations. The Board believes that the continuity and quality of leadership that results from a staggered Board enhances long-term planning and promotes the long-term value of the Company.

In addition, our Board believes the classified board structure can be a safeguard against a purchaser gaining control of the Company without paying fair value. While a classified board does not preclude a change in control of the Company, it can provide the Board more time and flexibility to evaluate the adequacy and fairness of any proposed offers, to implement the optimal method of enhancing shareholder value, to protect shareholders against abusive tactics during a takeover process and to negotiate the best terms for all shareholders, without the threat of imminent removal of a majority of the Board. The Board regularly evaluates the classified structure and is committed to regular director refreshment to ensure we have the right mix of experience, viewpoints and skills on the Board. As part of our ongoing refreshment efforts, three long-tenured directors retired in 2024 and we welcomed Ms. Biumi to the Board.

Committee Charters, Corporate Governance, and Code of Ethics

Our Board of Directors has adopted charters for the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.MarineMax.com, the charters of our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee; our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NYSE regulations. These documents are also available in print to any shareholder requesting a copy in writing from our corporate Secretary at our executive offices set forth in this proxy statement.

Executive Sessions

We regularly schedule executive sessions in which non-employee directors meet without the presence or participation of management, with at least one of such sessions each year including only independent directors. The Chairperson of the Board chairs the executive sessions.

Right to Call Special Meetings

Our Board of Directors believes a 50% ownership threshold for shareholders to call a special meeting strikes the appropriate balance between ensuring that shareholders have the ability to call a special meeting to act on extraordinary and urgent matters and adequately protecting against a misuse of this right by a small number of shareholders whose interests may not be aligned with the vast majority of our shareholders. Because organizing and preparing for a special meeting involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs, we believe that special meetings should be reserved for special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations require that the matter be expeditiously addressed before the next annual meeting.

Our commitment to maintain an ongoing dialogue with our shareholders, together with practices such as an independent Chairperson of the Board, a majority voting standard in uncontested elections and shareholders’ existing right to call special meetings, preserves the Board’s accountability. When viewed together with our robust corporate governance practices and shareholder protections, we believe that our current 50% special meeting threshold enhances shareholder rights while still ensuring that appropriate shareholder support is required to call a special meeting.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee, each consisting entirely of independent directors.

The Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for oversight of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our Company’s independent auditor and internal audit function. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process, our Company's internal audit function, and audits of the financial statements of our Company. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Ms. Biumi, Messrs. Borst and Moore, and Ms. Follit, each an independent director of our Company under the NYSE rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Ms. Biumi serves as the Chairperson of the Audit Committee. The Board of Directors has determined that Ms. Biumi, Messrs. Borst, Moore and Ms. Follit (whose backgrounds are detailed above) each qualify as an audit committee financial expert in accordance with applicable rules and regulations of the SEC.

The Compensation Committee

The purpose and responsibilities of the Compensation Committee include reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving the compensation level of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors, or as directed by the Board of Directors determines and approves, the compensation of our other executive officers, and considers the grant of stock-based awards to our executive officers under our stock-based compensation plans. The Compensation Committee may delegate any or all of its responsibilities to a subcommittee, which must comply with the applicable rules and regulations of the NYSE, the SEC and other regulatory bodies. The Compensation Committee currently consists of Messrs. Moore, Borst, Johnson, Ms. Romero, and Ms. White with Mr. Borst serving as Chairman of the Compensation Committee.

The Nominating/Corporate Governance Committee

The purpose and responsibilities of the Nominating/Corporate Governance Committee include the identification of individuals qualified to become Board members, the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our Company, the oversight of the selection and composition of committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. The Nominating/Corporate Governance Committee currently consists of Ms. Biumi, Ms. Follit, Ms. Romero, and Ms. White with Ms. White serving as Chairperson of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will consider director nominees suggested by the Nominating/Corporate Governance Committee members and other Board members, as well as management. Also, the Nominating/Corporate Governance Committee may, at its discretion, retain a third-party executive search firm to identify potential nominees. In addition, the Nominating/Corporate Governance Committee will consider persons recommended by shareholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner consistent with our Bylaws and addressed and delivered to our Company’s Secretary at the address listed herein.

The Nominating/Corporate Governance Committee regularly reviews the composition of the Board, including the qualifications, expertise and characteristics that are represented in the current Board as well as the criteria it considers needed to support MarineMax’s long-term strategy. After an in-depth review of the candidates, the Nominating/Corporate Governance Committee recommends candidates to the Board in accordance with our Articles of Incorporation and Bylaws, our Corporate Governance Guidelines and the criteria adopted by the Board regarding director candidate qualifications. After careful review and consideration, the Board will nominate candidates for election, or re-election, at our annual meeting of shareholders. The Board may appoint a director to the Board during the course of the year to serve until the next meeting of shareholders.

The Nominating/Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Articles of Incorporation, Bylaws, Corporate Governance Guidelines and charters of the Board’s committees. However, the Nominating/Corporate Governance Committee and the Board have identified certain skills and qualifications as important criteria for membership on the Board, some of which include:

•
strength of character;
•
mature judgment and integrity;
•
career specialization;
•
leadership experience as a chief executive officer, senior executive or leader of a significant business operation or function;
•
relevant technical skills;
•
diversity;
•
absence of potential conflicts with our interests;
•
the extent to which the nominee would fill a present need on our Board; and
•
career experiences.

As discussed above, the members of the Nominating/Corporate Governance Committee are independent, as that term is defined by the listing standards of the NYSE.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. This determination is based on the following factors intended to encourage our employees, including our executive officers, to not take unreasonable risks:

•
For cash incentive compensation, a broad array of performance metrics are used, including a mixture of consolidated and business-specific goals, as well as certain operational and financial metrics, with no single factor receiving an excessive weighting.
•
Relationships between performance metrics and the corresponding compensation payouts are intended to mitigate risk by avoiding significant changes in compensation payouts based on relatively small changes in the related performance.
•
A mix of performance-based cash awards and equity-based awards is intended to avoid having a relatively high percentage of compensation tied to one element. We believe that equity-based awards should reduce risky behavior because these awards are designed to retain employees and are earned over relatively long measurement periods, thereby discouraging risky behavior.
•
A mix of short-term and long-term compensation creates varied time periods for compensation purposes.
•
A reasonable degree of difficulty is set for performance targets for the cash incentive compensation, but not so difficult so as to encourage unreasonable risk taking.
•
Minimum stock ownership guidelines for our directors and executive officers to, among other things, encourage them to act in a more risk-averse manner to avoid a significant decrease in their net worth.
•
Our Compensation Committee and Board of Directors oversee our compensation programs. We believe this mitigates risk by empowering a group of independent directors with substantial experience and expertise who owe fiduciary duties to act in the best interests of our shareholders.
•
Advice is solicited from outside advisors who are knowledgeable regarding structuring various compensation policies and their associated risks.

•
Any equity grant, any compensation award or any past or future compensation, other than base salary, paid to any officer is subject to “clawback” recovery in the event of a material restatement of our financial statements resulting from the fraudulent actions of any officer.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, health, cybersecurity, and competitive risks. The nature and effect of these risks vary in many ways, including our ability to anticipate and understand the risk, the types of negative impacts that could result if the risk manifests itself, the likelihood that an undesired event or a particular adverse impact would occur, and our ability to control the risk and reduce potential adverse impacts. While particular behaviors can avoid or mitigate certain risks, some risks are unavoidable as a practical matter. The potential adverse impact of some risks may be minor, and accordingly, as a matter of business judgment, allocating significant resources to avoid or mitigate such a minor potential adverse impact may not be prudent. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward. We engage in numerous activities seeking to align our voluntary risk-taking with Company strategy, and understand that projects and processes may enhance our business interests by encouraging innovation and appropriate levels of risk-taking. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, health, cybersecurity, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, stock repurchases, debt and equity placements, and product introductions. Our Board of Directors, with the input of management, oversees the Company’s internal controls and processes, including internal controls designed to assess, identify and manage material risks from cybersecurity threats. For additional information regarding the management of risks from cybersecurity threats, please see Item 1C. Cybersecurity in our Annual Report on Form 10-K for the year ended September 30, 2024.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our Company and the audit of the financial statements of our Company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The Compensation Committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to ensure that it is reasonably unlikely that our compensation policies and practices would have a material adverse effect on our Company. Our Nominating/Corporate Governance Committee oversees governance related risks, such as Board independence, conflicts of interests, and management succession planning.

Board of Directors Experience and Skills

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. Our Nominating/Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but we affirm the value placed on diversity within our Company. We believe directors should have various qualifications, including individual character and integrity; business experience and leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our Company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability, or any other basis prohibited by law. The assessment of directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held or currently hold high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our Company. In addition to these attributes, the description of each director’s background indicates the specific experience, qualifications, and skills necessary to conclude that each individual should continue to serve as a director of our Company. A summary of each director's specific experience, qualifications, and skills is shown in the following table:

	Marine	Manufacturing	Retail		Public		Risk		Technology/
	Industry	Industry	Industry	Leadership	Board	Financial	Management	Marketing	Innovation	ESG (1)
Rebecca White				.	.	.	.		.	.
W. Brett McGill	.	.	.	.	.	.	.	.	.	.
Michael H. McLamb	.	.	.	.	.	.	.			.
Bonnie Biumi			.	.	.	.	.			.
George E. Borst				.	.	.	.	.		.
Evelyn V. Follit			.	.	.	.	.		.	.
Adam M. Johnson			.	.	.	.	.	.		.
Clint Moore	.	.	.	.	.	.	.	.	.	.
Mercedes Romero		.	.	.	.	.	.		.	.

(1) Environmental (“E”), Social (“S”) and Governance (“G”) (collectively, “ESG”)

Ethnic Diversity (1)(2)

14%
of directors are ethnically diverse
Ethnically Diverse
Non-Diverse

Independence

78%
of directors are independent
Independent
Non-Independent

(1) Based on Independent Directors

(2) Ethnic diversity refers to an underrepresented minority which the Company defines as an individual who self-identifies in one or more of the following groups: Black or African American; Hispanic or Latino; American Indian or Alaska Native; Asian; Native Hawaiian or Other Pacific Islander; Two or More Races

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our Company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of the Board by not requiring the separation of the roles of Chairperson of the Board and the Chief Executive Officer. The Board regularly considers the appropriate leadership structure for the Company and has concluded that, at this time, the Company and its shareholders are best served by separating the positions of Chief Executive Officer and Chairperson of the Board. The Board believes that separating the duties of the Chairperson of the Board from the Chief Executive officer improves the Board’s oversight of management and allows the Chief Executive Officer to focus on managing the Company’s business, while allowing the Chairperson of the Board to focus on more effectively leading the Board and supporting the initiatives of the Company and management. In June 2024, the Board elected Ms. Rebecca White as Chairperson of the Board. We believe that Ms. White is particularly qualified to serve as Chairperson of the Board. Ms. White's election as Chairperson reflects the Board’s continued approach to strong, thoughtful corporate governance and its commitment to diverse board leadership. As an independent director over the past six years, Ms. White has brought a unique perspective to the Board through her deep experience in entrepreneurship, innovation strategy, corporate governance, and effective management. Her skilled leadership, governance expertise and knowledge of MarineMax uniquely positions Ms. White to identify strategies and prioritize matters for board review and deliberation.

We believe that we have effective and active oversight by experienced independent directors and independent committee chairs, and the independent directors meet together in executive session at virtually every Board meeting.

The Chairperson of the Board provides guidance to the Board; facilitates an appropriate schedule for Board meetings; sets the agenda for Board meetings; presides over meetings of the Board; and facilitates the quality, quantity, and timeliness of the flow of information from management that is necessary for the Board to effectively and responsibly perform its duties.

The Chief Executive Officer is responsible for the day-to-day leadership of our Company and setting our Company’s strategic direction.

The Chairperson of the Board’s duties include presiding over executive sessions of our independent directors; serving as a liaison between the non-employee directors and the Chief Executive Officer; chairing meetings of the Board of Directors; reviewing the agenda for each meeting of the Board of Directors; consulting with the Chief Executive Officer on matters relating to corporate governance and the performance of the Board of Directors; and facilitating teamwork and communication between the non-employee directors and management.

Social & Environmental Responsibility

Our Board of Directors is committed to social and environmental responsibility. We strive to conduct our business in an ethical and socially responsible way, and are sensitive to the needs of the environment, our customers, our shareholders, our employees and our communities. We seek out, to the extent financially feasible, manufacturers committed to high levels of sustainability, environmental stewardship, and low-emissions. Our stores support their communities through multiple activities including “fill the boat” toy and school supply drives, working with local hospitals and non-profits, and participating in youth sports and civic organizations. Further, we pride ourselves in supporting our local communities both on and off the water, which includes supporting Habitat for Humanity housing projects. In addition, we support humanitarian aid to locations in the United States and other countries through organizations such as the Red Cross. We also partner with the American Cancer Society to support Breast Cancer Awareness Month and cancer screenings across all of our retail operations. These commitments from our Board of Directors and Officers are included in our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers. Our Human Rights Policy and Environmental Policy can be found on the Corporate Governance section of our website at www.MarineMax.com under Governance Documents. These policies are reviewed by our Board of Directors on an annual basis or more frequently as needed.

Director and Officer Hedging and Pledging

We have a policy prohibiting all employees, officers, and directors from purchasing financial instruments (including prepaid forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset decreases in the market value of compensatory awards of our equity securities directly or indirectly held by them. Additionally, we have a policy prohibiting directors and officers from pledging of shares.

Director and Officer Stock Ownership Guidelines

Our Board of Directors believes that the alignment of directors’ and executive officers’ interests with those of our shareholders is strengthened when Board members and executive officers are also shareholders. Therefore, our Board of Directors has adopted minimum stock ownership guidelines under which directors and executive officers are expected to acquire shares of our Company’s common stock with a value at least equal to a multiple of one to five times the annual retainer paid for serving on the Board (if a director) or the base salary (if an executive officer). The directors and executive officers are expected to currently satisfy at least the minimum guidelines or beginning on the five year anniversary of the date the individual becomes a director or executive officer, as applicable. This program is designed to ensure that directors and executive officers acquire a meaningful ownership interest in our Company during their tenure with the Company. All of our directors and executive officers are expected to be in compliance with these minimum guidelines within the time period described above.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2024, our Compensation Committee consisted of Messrs. Moore, Borst, Johnson, Ms. Romero and Ms. White as well as Messrs. Oglesby and Watters, who resigned from the Board of Directors prior to the end of the fiscal year. None of these individuals had any contractual or other relationships with us, including as an officer or employee of the Company, during their terms as directors during the fiscal year except as directors. None of the Company's executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the Company during fiscal 2024.

Board and Committee Meetings

Our Board of Directors held a total of eight meetings during the fiscal year ended September 30, 2024. No director attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director was a member.

During the fiscal year ended September 30, 2024, the Audit Committee held eight meetings; the Compensation Committee held three meetings; and the Nominating/Corporate Governance Committee held eight meetings.

Annual Meeting Attendance

We encourage our directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practical, we generally schedule a meeting of our Board of Directors on the same day as our annual meeting of shareholders. All of our directors attended our annual meeting of shareholders last year.

Communications with Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various Board committees, by submitting a letter addressed to the Board of Directors of MarineMax, Inc. at the address listed herein c/o any specified individual director or directors. Any such letters are forwarded to the relevant directors.

Annual Board Evaluations

We believe that the effectiveness of the Board and its Committees is important to the Company’s success. In an attempt to ensure its effectiveness, our Board undertakes an annual evaluation process using its external consultant, Boardspan, to evaluate the performance and efficacy of our Board, its Committees, and the individual directors. The evaluation process is designed to solicit robust feedback, measure compliance and make continuous improvements. The results are discussed in a confidential manner such that our Board and its Committees can take steps to further improve and develop certain of our governance practices and processes.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) section describes the compensation program for the 2024 Named Executive Officers (“NEOs”) in the context of our executive compensation philosophy. The NEOs for 2024 included:

Name	Position
William H. McGill, Jr. (1)	Executive Chairman of the Board
W. Brett McGill	Chief Executive Officer and President
Michael H. McLamb	Executive Vice President, Chief Financial Officer, and Secretary
Charles A. Cashman	Executive Vice President and Chief Revenue Officer
Kyle G. Langbehn	Executive Vice President and President of Retail Operations
Shawn Berg	Executive Vice President and Chief Digital Officer
(1)
Mr. McGill, Jr. retired from his roles as director and Executive Chairman of the Board in June 2024.

Executive Compensation Highlights

Our executive compensation program is designed to align the compensation outcomes of our executives with our corporate performance and shareholder outcomes. In line with our philosophy, the majority of the compensation for our NEOs is variable incentive compensation that fluctuates based on company performance. The following graphs set forth the target compensation mix for 2024 NEOs.

CEO Mix
Salary
15%
Cash
Incentive
20%
Stock
Awards
65%

Other NEOs Mix
Salary
28%
Cash
Incentive
25%
Stock
Awards
47%

For 2024, our cash incentive compensation was based on pre-established quarterly and/or full fiscal year goals related to pretax income, aged inventory targets, and net promoter score (customer rating).

Overview and Compensation Philosophy

Our Board of Directors has appointed a Compensation Committee, consisting solely of independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine or recommend to the Board of Directors the compensation of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors, or, as directed by the Board of Directors, determines and approves, the compensation of our other executive officers. The Compensation Committee strives to ensure that the compensation plan is consistent with our values and is aligned with our business strategy and goals, as they exist from time to time.

Our compensation program for executive officers consists primarily of a combination of base salaries, cash incentive bonuses, cash discretionary bonuses, and long-term incentives in the form of stock-based awards, which may include time-based or performance-based stock options, shares of restricted common stock, restricted stock units (“RSUs”), time-based RSUs (“TBRSUs”) or performance-based RSUs (“PBRSUs”). The financial interests of executives are aligned with the long-term interests of our shareholders through stock-based compensation and performance metrics that correlate with long-term shareholder value. Executives also participate in various other benefit plans, including medical and retirement plans that generally are available to all of our employees. We consider each element of compensation collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation.

Our philosophy is to pay competitive base salaries to executives at levels that help us to attract, motivate, and retain highly qualified executives. Cash incentive bonuses are designed to reward individuals based on our Company’s financial results as well as the achievement of personal and corporate objectives designed to contribute to our long-term success in building shareholder value. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our shareholders benefit from stock price appreciation. Total compensation levels reflect corporate positions, responsibilities, and performance. As a result of our performance-based compensation philosophy, pay levels may vary significantly from year to year and among our various executive officers. See “Corporate Governance - Director and Officer Hedging and Pledging” for a full discussion of MarineMax’s hedging policy.

We believe that the overall compensation levels for our executive officers, including our named executive officers, are in alignment with our pay-for-performance philosophy and have been consistent with our performance. At our 2024 Annual Meeting of Shareholders, our shareholders overwhelmingly approved, on an advisory basis, the compensation of our named executive officers described in our proxy statement related to our 2023 Annual Meeting of Shareholders. Holders of approximately 16.3 million of our outstanding shares voted “for” such advisory say-on-pay proposal, representing approximately 99% of the votes cast on the say-on-pay proposal. Our Compensation Committee and our Board of Directors considered these final vote results and determined that, given the significant level of support and the overall effectiveness of our system, no material changes to our executive compensation philosophy, policies, and practices were necessary or desirable based on such vote results. However, the Committee does regularly review our programs to ensure that they continue to drive and reward performance and align with shareholders.

Role of the Compensation Committee and Chief Executive Officer

At the request of our Compensation Committee, our Chief Executive Officer generally attends a portion of our Compensation Committee meetings, including meetings at which select other members of management and our compensation consultants may be present. This enables our Compensation Committee to review the corporate and individual goals for the organization with the Chief Executive Officer. Our Compensation Committee also requests that our Chief Executive Officer assess the goals, objectives, and performance of the other executives. Although the participation of the Chief Executive Officer enables him to potentially influence, suggest and advise on goals, performance targets, and objectives, including his own, the Compensation Committee rather than our Chief Executive Officer makes all final determinations or Board recommendations regarding setting individual and corporate goals, targets, objectives, and performance against such goals and targets.

The Compensation Committee reviews and approves or recommends to our Board of Directors the compensation of our Chief Executive Officer and our other executive officers. Annually, our Compensation Committee evaluates the performance of our Chief Executive Officer and establishes or recommends to our Board of Directors the compensation of our Chief Executive Officer in light of the goals and objectives of our compensation program for that year. Our Compensation Committee together with our Chief Executive Officer annually assesses the performance of our other executive officers. Based on recommendations from our Chief Executive Officer and the determinations of our Compensation Committee, our Compensation Committee approves or makes recommendations to our Board of Directors regarding the compensation of our other executive officers.

Compensation Surveys and Compensation Consultants

In determining compensation levels, we annually review compensation levels of companies that we deem to be similar to our Company, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. We use peer group information as a point of reference, but do not target our compensation levels against a specific percentile relative to our peer group.

On an annual basis, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants; our compensation consultants report directly to our Compensation Committee; and our compensation consultants do not perform any other services for our Company. For this fiscal year, the Compensation Committee received advice from Compensation Advisory Partners (“CAP”). The Committee assesses CAP’s independence annually and believes that CAP is independent.

2024 Compensation Peer Group

As mentioned above, the Compensation Committee uses a peer group as a reference point in determining executive compensation levels. The peer group is also used when evaluating executive compensation design considerations. The peer group used for 2024 compensation decisions was developed with the assistance of CAP based on the following criteria:

-
Company size, primarily defined by revenue (with consideration to market capitalization, total assets, and geography)
-
Companies that operate in similar businesses with a focus on specialty retail companies
-
Companies with similar products (e.g., high-ticket price durable products)

Polaris	H&E Equipment Services, Inc.	Malibu Boats, Inc.
Brunswick Corporation	Hibbett Sports, Inc.	Sportsman’s Warehouse Holdings, Inc.
Topgolf Callaway Brand Corp.	Kforce Inc.	Vail Resorts, Inc.
Cavco Industries, Inc.	LCI Industries	Winnebago Industries, Inc.
Big 5 Sporting Goods	M/I Homes, Inc.
OneWater Marine	RH

Elements of Compensation

Pay Component	Type of Pay	Description
Base Salary	Fixed
•
Provides a stable source of income for NEOs
•
We set base salaries at a level we believe to be sufficient to attract, retain, and motivate our executives
•
Reviewed annually based on executive’s position, responsibilities, skills, and experience

Cash Incentive	Variable
•
Performance-based compensation intended to reward NEOs for corporate results and is intended to reflect our pay-for-performance philosophy
•
Performance criteria may include a wide range of factors, including pretax income for our consolidated Company or on a regional basis, customer satisfaction index, specific performance metrics, stock price performance, achievement of targeted results for various Company operations, expense management, market share, inventory management, earnings before interest, taxes, depreciation, and amortization, operating margin, working capital, cash, cash management, and debt-to-equity ratio
•
2024 plan based on pretax income (50% weighting), aged inventory targets (30% weighting), and net promoter score (20% weighting)
•
Intended to align with shareholder interests

Stock-Based Awards	Variable
•
We strongly believe in utilizing our stock units to tie executive rewards directly to our long-term success and increases in shareholder value
•
Awards provide opportunities for wealth creation and stock ownership that aid in attracting, motivating, and retaining key talent
•
For 2024, equity awards granted in the form of 60% PBRSUs and 40% TBRSUs
•
2024 PBRSU awards vest based on pretax income percent and inventory aging targets
•
2024 TBRSUs vest annually over three years and PBRSUs have a one-year performance period with an additional two years of vesting
•
The most recent award paid out at 87.5% of target

Other Benefits	Benefits
•
NEOs are eligible to participate in benefit programs designed for all of our full-time employees
•
Programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code (“IRC”), life insurance coverage, and Employee Stock Purchase Plan

Fiscal 2024 Compensation

Summary

We worked with our executive compensation consultants in connection with our fiscal 2024 incentive compensation program to maintain our long-standing pay-for-performance philosophy. Our base salaries for our named executive officers for fiscal 2024 generally were at or below the peer group 50th percentile. Excluding Mr. Berg, who was not a named executive officer in fiscal 2023, the base salaries for our named executive officers increased in aggregate by approximately 4% from fiscal 2023 levels. Overall cash compensation for our remaining named executive officers decreased approximately 1% from fiscal 2023 levels due to the cash incentive paying out below target. Our stock-based compensation for our named executive officers increased approximately 12% from fiscal 2023. The total compensation increases were largely the result of increases in stock-based compensation, which are at risk from a performance and/or stock price fluctuation perspective. These increases in stock-based compensation resulted from bringing our executives closer to competitive levels of comparable companies. The Compensation Committee believes that these increases were warranted given management's performance.

Base Salaries

Our named executive officers received base compensation for fiscal 2024 in accordance with their respective compensation plans as recommended by the Compensation Committee and approved by the Board of Directors.

Name	2023 Salary	2024 Salary	% Change
William H. McGill, Jr. (1)	$630,000	$650,000	3%
W. Brett McGill	$975,000	$1,000,000	3%
Michael H. McLamb	$550,000	$575,000	5%
Charles A. Cashman	$490,000	$510,000	4%
Kyle G. Langbehn	$550,000	$575,000	5%
Shawn Berg		$450,000

(1) Mr. McGill, Jr. retired from his roles as director and Executive Chairman of the Board in June 2024. The base salary actually received by Mr. McGill, Jr. in fiscal 2024 was $487,500.

(2) Mr. Berg's 2023 salary is not shown because he was not a named executive officer in fiscal 2023.

Cash Incentive Compensation

The cash incentive opportunities for our NEOs are as follows:

Name	Cash Incentive as % of Base Salary
William H. McGill, Jr.	100%
W. Brett McGill	125%
Michael H. McLamb	100%
Charles A. Cashman	75%
Kyle G. Langbehn	100%
Shawn Berg	60%

The performance objectives for aged inventory targets relative to our industry (30% weighting), and net promoter score (20% weighting), are measured quarterly due to the seasonality aspect of our business. The performance objective for pretax income (50% weighting) is measured annually with estimates paid quarterly, which is consistent with the structure for all employees participating in the plan.

As indicated below, bonus payouts of 50% may be earned if performance is at least 85% of target for pretax income, and aged inventory targets and at least 80% for net promoter score. Performance below the 85% or 80% threshold, as applicable, results in no payout. A maximum bonus of 200% may be earned if 125% of the target for pretax income is achieved, 140% net promoter score is achieved, or if 115% of the aged inventory targets are achieved. Payments for performance between threshold and target or between target and maximum are interpolated.

Metric	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
Pretax Income	85%	100%	125%
Aged Inventory:
Tier 1	100%	105%	115%
Tier 2	100%	105%	115%
Net Promoter Score	80%	100%	140%

The quarterly and annual pretax income bonus target objectives for the fiscal 2024 quarters ended December 31, March 31, and June 30, and the fiscal year ended September 30, were approximately $28.2 million, $35.4 million, $59.4 million, and $141.2 million, respectively. The quarterly net promoter score bonus target objective was 10% for each quarter in fiscal 2024. We have not disclosed more information than the quantitative quarterly performance target objectives of the aged inventory bonuses because we believe that such disclosure would cause us competitive harm in negotiating key business relationships. The target objectives were set based upon the rolling three month average aged inventory per quarter compared to the industry average in the same quarter. At the time of setting the target performance objectives for the aged inventory bonus, the Compensation Committee believed that achieving these objectives would be challenging.

For each of our named executive officers the quarterly performance objectives were satisfied as follows:

Metric (Weighting)	Q1	Q2	Q3	Q4	Full Fiscal Year
Pretax Income (50%)	—	—	—	Not Applicable	—
Aged Inventory:
Tier 1 (15%)	200%	200%	200%	200%	Not Applicable
Tier 2 (15%)	200%	75%	200%	200%	Not Applicable
Net Promoter Score (20%)	200%	200%	200%	200%	Not Applicable

Therefore, our NEOs received the following cash bonuses: Mr. William H. McGill, Jr. - $457,105, received prior to his retirement in June 2024 (accordingly, Mr. McGill’s bonus does not include payouts related to fourth quarter results); Mr. W. Brett McGill - $1,191,548; Mr. McLamb - $548,112; Mr. Cashman - $364,614; Mr. Langbehn - $548,112; and Mr. Berg $257,374.

Stock-Based Awards

For fiscal 2024, our stock-based incentive compensation grants for our named executive officers took the form of TBRSUs and PBRSUs, weighted 40% and 60%, respectively. The TBRSUs vest in three equal, annual installments over a three-year period beginning on the date of grant and vesting on September 30 of each relevant year. The 2024 PBRSUs granted on November 17, 2023 included measurements for pretax earnings improvement and inventory aging targets, each weighted 50% and were earned at the end of fiscal 2024. The awards fully vest on September 30, 2026.

For fiscal 2024, our Board of Directors granted TBRSUs and PBRSUs to the following NEOs:

Name	TBRSUs	2024 PBRSUs at Target Performance
William H. McGill, Jr. (1)	18,859	28,289
W. Brett McGill	56,050	84,075
Michael H. McLamb	12,133	18,200
Charles A. Cashman	13,452	20,178
Kyle G. Langbehn	12,133	18,200
Shawn Berg	5,341	8,012

(1) Mr. McGill, Jr. retired from his roles as director and Executive Chairman of the Board in June 2024.

The 2024 PBRSUs above are the target amount of shares that may be earned under these awards, and the actual amount earned for the awards could range from 0% to 175% of the target number of shares. The actual amount earned for the 2024 PBRSUs based upon meeting certain inventory aging targets and leverage targets in fiscal 2024 was approximately 87.5% of the target amount of shares granted. Mr. William H. McGill, Jr forfeited his 2024 PBRSUs in conjunction with his retirement in June 2024.

Stock Options

We do not currently grant stock options as a part of our equity compensation program to executive officers. If stock options were to be granted in the future, the Company would not grant such options in anticipation of the release of nonpublic information that is likely to result in changes to the price of our common stock and would not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During fiscal year 2024, (i) none of our NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K or Form 8-K that disclosed material nonpublic information, ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Deductibility of Executive Compensation

We take into account the tax effect of our compensation. Section 162(m) of the IRC, as modified by the passage of the Tax Cuts and Jobs Act legislation in December 2017 and the American Rescue Plan Act in March 2021, currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer, chief financial officer, and three other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. We currently expect a portion of the compensation of our executive officers to exceed the deductibility threshold under Section 162(m) of the IRC.

Our compensation arrangements with certain of our executive officers exceeded the limits on deductibility under Section 162(m) during our fiscal year ended September 30, 2024.

Accounting Considerations

We account for stock-based awards in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718 “Compensation - Stock Compensation” (“ASC 718”). In determining stock-based awards, we consider the potential expense of those grants under ASC 718 and the impact on our earnings per share.

Policies for the Pricing and Timing of Stock-Based Grants

We set the price of all stock-based awards at the closing price of our stock on the NYSE on the date of grant. We grant the stock-based compensation at regularly scheduled meetings each year. In the case of new hires, we generally grant stock-based awards on start dates, which are determined by the date the employee reports for service.

Employment Agreements

Each of Messrs. W. Brett McGill, McLamb, Cashman, Langbehn and Berg is a party to an employment agreement with us, which provides for designated base salaries plus incentive compensation based on the performance of our Company and the employees as determined by our Board of Directors. Each of the employment agreements provides for benefits in the event of certain changes in control of our Company. These arrangements have no effect on our compensation arrangements absent a change in control. See “Executive Compensation - Employment Agreements” and “Executive Compensation - Potential Payments Upon Termination, Change of Control, Death or Disability.”

Clawback

Our Board has adopted a clawback policy, effective as of October 2, 2023, that complies with the NYSE’s clawback rules promulgated under SEC Rule 10D-1. Under this policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the policy requires that the Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, recover from current and former Section 16 officers any incentive-based compensation, as defined in the NYSE’s clawback rules, received by such officers that exceeds the amount of incentive-based compensation that otherwise would have been received had such incentive-based compensation been determined according to the applicable accounting restatement.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth, for the fiscal years ended September 30, 2022, 2023, and 2024, information regarding compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer, our Chief Financial Officer, and our four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total (6)

William H. McGill, Jr. (7)	2024	$650,000	$-	$1,429,998	$457,105	$1,833,215	$4,370,318
Executive Chairman of the	2023	$630,000	$62,738	$1,291,499	$630,000	$9,873	$2,624,110
Board	2022	$630,000	$-	$976,544	$1,151,799	$8,570	$2,766,913

W. Brett McGill	2024	$1,000,000	$-	$4,249,992	$1,191,548	$10,350	$6,451,890
Chief Executive Officer and	2023	$975,000	$-	$3,802,488	$1,218,750	$9,900	$6,006,138
President	2022	$815,000	$-	$2,771,009	$1,862,532	$9,150	$5,457,691

Michael H. McLamb	2024	$575,000	$-	$920,000	$548,112	$10,350	$2,053,462
Executive Vice President,	2023	$550,000	$20,582	$824,995	$550,000	$9,900	$1,955,477
Chief Financial Officer, and Secretary	2022	$500,000	$-	$750,019	$685,595	$9,150	$1,944,764

Charles A. Cashman	2024	$510,000	$-	$1,019,998	$364,614	$7,674	$1,902,286
Executive Vice President	2023	$490,000	$-	$906,490	$367,500	$9,900	$1,773,890
and Chief Revenue Officer	2022	$425,000	$-	$786,152	$582,755	$9,150	$1,803,057

Kyle G. Langbehn (8)	2024	$575,000	$-	$920,000	$548,112	$9,279	$2,052,391
Executive Vice President	2023	$550,000	$-	$824,995	$550,000	$6,807	$1,931,802
and President of Retail Operations

Shawn Berg (9)	2024	$450,000	$-	$404,997	$257,374	$10,350	$1,122,721
Executive Vice President
and Chief Digital Officer

(1)
The base salaries set forth in this column reflect any base salary adjustments for fiscal 2022, 2023, and 2024 for each of the named executive officers. Due to Mr. McGill, Jr.’s retirement in June 2024, the actual base salary he received was $487,500.
(2)
A discretionary bonus was paid to Mr. McGill Jr. and Mr. McLamb in 2023 as gifts to commemorate their 50th and 25th anniversaries, respectfully, working for our Company. Mr. McGill Jr. and Mr. Mclamb's contributions have been instrumental to our Company's success.
(3)
The amounts shown in this column represent the grant date fair value of RSU awards determined in accordance with ASC 718 excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of stock option and restricted stock awards are set forth in Note 14 to the Consolidated Financial Statements in our Form 10-K for the year ended September 30, 2024. Each named executive officer forfeits the unvested portion, if any, of the officer’s RSUs if the officer’s service to our Company is terminated for any reason, except upon death, as may otherwise be determined by the Board of Directors or as provided in an employment agreement. Mr. William H. McGill, Jr. forfeited his 2024 PBRSUs with a grant date fair value of $858,005 in conjunction with his retirement in June 2024.

For the PBRSUs in this column that were awarded in fiscal 2024, assuming that the highest level of performance conditions will be achieved, the grant date fair value for each named executive officer would be as follows:

Name	Maximum Achievement Value ($)
William H. McGill, Jr.	$1,501,509
W. Brett McGill	$4,462,491
Michael H. McLamb	$966,011
Charles A. Cashman	$1,070,998
Kyle G. Langbehn	$966,011
Shawn Berg	$425,257

For further information on these awards, see the Grants of Plan-Based Awards table of this proxy statement.

(4)
The amounts shown in this column constitute payments made under our fiscal 2022, 2023, and 2024 executive incentive bonus program. See “Compensation Discussion and Analysis” and the Grants of Plan-Based Awards table for more information regarding our fiscal 2024 incentive compensation program.
(5)
Represents amounts paid to each named executive officer for the employer matching portion of our 401(k) plan. In addition, for Mr. McGill, Jr., $1,633,034 represents accelerated vesting of previously granted TBRSUs and PBRSUs in conjunction with his retirement in June 2024, and $190,112 for amounts paid after his retirement for consulting and advisory services.
(6)
The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.
(7)
Mr. McGill, Jr. retired from his roles as director and Executive Chairman of the Board in June 2024.
(8)
Mr. Langbehn's fiscal 2022 compensation is not shown because he was not a named executive officer in fiscal 2022.
(9)
Mr. Berg's fiscal 2022 and 2023 compensation is not shown because he was not a named executive officer in fiscal 2022 or 2023.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended September 30, 2024.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Type (3)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Awards (4)

William H.	11/17/2023	$325,000	$650,000	$1,300,000	PBRSU		28,289	49,506		$858,005
McGill, Jr.					TBRSU	—			18,859	$571,993

W. Brett	11/17/2023	$625,000	$1,250,000	$2,500,000	PBRSU		84,075	147,131		$2,549,995
McGill					TBRSU	—			56,050	$1,699,997

Michael H.	11/17/2023	$287,500	$575,000	$1,150,000	PBRSU		18,200	31,850		$552,006
McLamb					TBRSU	—			12,133	$367,994

Charles A.	11/17/2023	$191,250	$382,500	$765,000	PBRSU		20,178	35,312		$611,999
Cashman					TBRSU	—			13,452	$407,999

Kyle G.	11/17/2023	$287,500	$575,000	$1,150,000	PBRSU		18,200	31,850		$552,006
Langbehn					TBRSU	—			12,133	$367,994

Shawn	11/17/2023	$135,000	$270,000	$540,000	PBRSU		8,012	14,021		$243,004
Berg					TBRSU	—			5,341	$161,993

(1)
Represents potential threshold, target, and maximum performance-based compensation under our fiscal 2024 incentive compensation program. Under the terms of the 2021 Stock-Based Compensation Plan (the "2021 Plan"), the maximum amount that may be payable to any one participant as a performance award (payable in cash) is $5,000,000 per calendar year. Actual payments are reflected in the Summary Compensation table, and there are no future payouts related to these awards. Our fiscal 2024 executive incentive compensation program is discussed under “Compensation Discussion and Analysis - Fiscal 2024 Compensation – Cash Incentive Compensation.”
(2)
The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of PBRSUs granted in fiscal 2024. For additional information related to the performance period, performance measures and targets, see “Compensation Discussion and Analysis.”
(3)
The type of award refers to awards’ vesting criteria and related terms. “PBRSU” refers to performance-based RSU awards. “TBRSU” refers to time-based RSU awards.
(4)
The amounts shown in this column represent the grant date fair value for RSU awards granted to our named executive officers during the covered year calculated in accordance with ASC 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to our Consolidated Financial Statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended September 30, 2024. We calculated the estimated value of each award based on the closing stock price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity-based awards held by our named executive officers as of September 30, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
		Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock That Have
Name	Grant Date	Not Vested (1)	Not Vested (2)

William H. McGill, Jr. (3)	—	—	$—

	11/17/2023	37,367	$1,317,934
W. Brett McGill	11/17/2023	73,566	$2,594,673
	11/18/2022	14,648	$516,635
	11/18/2022	57,664	$2,033,809
	11/17/2023	8,089	$285,299
Michael H. McLamb	11/17/2023	15,925	$561,675
	11/18/2022	3,178	$112,088
	11/18/2022	12,511	$441,263
	11/17/2023	8,968	$316,301
Charles A. Cashman	11/17/2023	17,656	$622,727
	11/18/2022	3,492	$123,163
	11/18/2022	13,747	$484,857
	11/17/2023	8,089	$285,299
Kyle G. Langbehn	11/17/2023	15,925	$561,675
	11/18/2022	3,178	$112,088
	11/18/2022	12,511	$441,263
	12/2/2020	3,000	$105,810
	11/17/2023	3,561	$125,596
Shawn Berg	11/17/2023	7,011	$247,278
	11/18/2022	1,233	$43,488
	11/18/2022	4,853	$171,165
	12/2/2020	5,000	$176,350

(1)
Represents TBRSUs and PBRSUs. The TBRSUs vest in three equal, annual installments over a three-year period beginning on the date of grant and vesting on September 30 of each relevant year. The PBRSUs granted on November 17, 2023, were earned in fiscal 2024 based upon meeting certain inventory aging targets and pretax income percent targets and vest on September 30, 2026. The PBRSUs granted on November 18, 2022, were earned in fiscal 2023 based upon meeting certain inventory aging and pretax income percent targets and vest on September 30, 2025. TBRSUs granted to Mr. Langbehn and Mr. Berg on December 2, 2020 vested on December 2, 2024.
(2)
The market value of shares or units of stock that have not vested as reported in the table above is determined by multiplying the closing market price of our common stock on the last trading day of fiscal 2024 of $35.27 by the number of shares or units of stock that have not vested.
(3)
William H. McGill, Jr. has no awards outstanding. He retired from his roles as director and Executive Chairman of the Board in June 2024.

Stock Vested

The following table describes, for the named executive officers, the number of shares acquired on the vesting of stock awards and the value realized on vesting of stock awards during fiscal 2024.

STOCK VESTING

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
William H. McGill, Jr.	69,308	$2,243,500
W. Brett McGill	92,675	$3,268,647
Michael H. McLamb	23,285	$821,262
Charles A. Cashman	24,814	$875,190
Kyle G. Langbehn	49,686	$1,721,825
Shawn Berg	15,636	$536,182

(1)
For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date times the number of shares vested.

Pension Benefits and Nonqualified Deferred Compensation

We do not offer a pension plan to any of our employees. We do not offer a nonqualified deferred compensation plan to any of our employees. Employees meeting certain requirements may participate in our 401(k) plan.

CEO Pay Ratio Disclosure

The ratio of CEO pay ($6,451,890) to the median worker pay ($61,265) is approximately 105:1. The ratio is a reasonable estimate, calculated in a manner consistent with applicable SEC rules.

To determine the median employee, we completed the data gathering and analysis for our over 4,000 employees as of September 2024. We utilized a measurement date of September 30, 2024, and used a total compensation definition that consisted of actual base pay earnings, overtime earnings, and bonuses paid to all employees from the beginning of the fiscal 2024 year through the measurement date. We annualized pay for those who commenced work or were on an unpaid leave of absence during 2024. This data was gathered for our entire workforce to identify the median employee. We then calculated the median employee's final total compensation for the fiscal 2024 year utilizing the same methodology that is used for NEOs as set forth in the Summary Compensation Table to determine the ratio.

Pay versus Performance

Linking pay and performance is an important component of MarineMax's compensation philosophy and aligns to the interests of our shareholders. The Compensation Committee believes that the Company’s compensation plans and programs provide strong pay and performance alignment as demonstrated and described through the Compensation Discussion and Analysis section of this proxy statement. The following Pay versus Performance disclosure is calculated in a manner consistent with SEC rules.

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following table, which sets forth information concerning the compensation of our Principal Executive Officer ("PEO") and Non-Principal Executive Officers ("Non-PEO NEOs") for each of the fiscal years ended September 30, 2021, 2022, 2023 and 2024, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based On (c):
Year (a)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (b)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs (b)	Total Shareholder Return (c)	Peer Group Total Shareholder Return (c)	Net Income attributable to MarineMax, Inc.	Company Selected Measure: Diluted net income per common share (d)
2024	6,451,890	7,131,898	2,300,236	2,435,118	$137.40	$140.30	38,066,000	$1.65
2023	6,006,138	5,900,178	2,071,320	2,101,614	$127.85	$98.36	109,282,000	$4.87
2022	5,457,691	2,472,379	1,807,465	919,296	$116.05	$86.45	197,989,000	$8.84
2021	3,971,985	8,516,604	1,514,094	3,081,533	$189.01	$114.29	154,979,000	$6.78

(a) NEOs included in the compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2024	W. Brett McGill	William H. McGill, Jr., Michael H. McLamb, Charles A. Cashman, Kyle G. Langbehn, Shawn Berg
2023	W. Brett McGill	William H. McGill, Jr., Michael H. McLamb, Charles A. Cashman, Kyle G. Langbehn
2022	W. Brett McGill	William H. McGill, Jr., Michael H. McLamb, Charles A. Cashman, Anthony E. Cassella, Jr.
2021	W. Brett McGill	William H. McGill, Jr., Michael H. McLamb, Charles A. Cashman, Anthony E. Cassella, Jr.

(b) The Summary Compensation Table totals reported for the PEOs and the average of the Non-PEO NEOs for each fiscal year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate "Compensation Actually Paid”:

	2024		2023		2022		2021
	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs
Summary Compensation Table - Total Compensation	6,451,890	2,300,236	6,006,138	2,071,320	5,457,691	1,807,465	3,971,985	1,514,094

Adjustments
Deduction for amount reported under the “Stock Awards” and “Option Awards” Columns of the Summary Compensation Table	(4,249,992)	(938,999)	(3,802,488)	(961,995)	(2,771,009)	(677,865)	(1,442,985)	(416,993)

Increase/deduction for the Inclusion of Item 402(v) Equity Values (e):

Year End Fair Value of Equity Awards Granted in Fiscal Year and Unvested as of Fiscal Year End	3,912,607	751,463	2,853,863	722,007	1,967,242	481,257	2,886,212	834,071

Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	177,164	38,406	179,831	56,574	(1,001,343)	(330,350)	1,545,208	668,345

Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	658,949	223,332	480,583	121,573	199,206	48,707	292,236	84,437

Change in Fair Value from Prior Fiscal Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Fiscal Year	181,280	60,680	182,251	92,135	(1,379,408)	(409,918)	1,263,948	397,579

Fair Value at the End of the Prior Fiscal Year of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	-	-	-	-	-	-	-	-

Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	-	-	-	-	-	-	-	-

Total Adjustments	680,008	134,882	(105,960)	30,294	(2,985,312)	(888,169)	4,544,619	1,567,439
Compensation Actually Paid	7,131,898	2,435,118	5,900,178	2,101,614	2,472,379	919,296	8,516,604	3,081,533

(c) TSR and Peer Group TSR: Peer Group TSR reflects the Dow Jones US Retail Total Stock Market Index as reflected in our Annual Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended September 30, 2024. Each year of TSR and Peer Group TSR reflects what the cumulative value of $100 would be, if such amount were invested on September 30, 2020.

(d) The Company has identified diluted net income per common share as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the Non-PEO NEOs in 2024 to the Company’s performance.

(e) The amounts shown in this table represent the fair value of RSU awards determined in accordance with ASC 718. The assumptions used in determining the fair value of stock option and restricted stock awards are set forth in Note 14 to the Consolidated Financial Statements in our Form 10-K for the year ended September 30, 2024. Each named executive officer forfeits the unvested portion, if any, of the officer’s RSUs if the officer’s service to our Company is terminated for any reason, except upon death, as may otherwise be determined by the Board of Directors or as provided in an employment agreement.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our net income, (ii) our diluted net income per common share, and (iii) our cumulative TSR, as well as the relationship between our TSR and the Peer Group TSR, in each case, for the fiscal years ended September 30, 2021, 2022, 2023 and 2024.

Compensation Actually Paid vs Net Income
Compensation Actually Paid
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
Net Income
250,000
200,000
150,000
100,000
50,000
-
2021
2022
2023
2024
PEO CAP (in thousands)
Average NEO CAP (in thousands)
Net Income (in thousands)

Compensation Actually Paid vs Diluted EPS
Compensation Actually Paid
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
Diluted EPS
10.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
-
2021
2022
2023
2024
PEO CAP (in thousands)
Average NEO CAP (in thousands)
Diluted Earnings Per Share

Compensation Actually Paid vs Company / Peer Group TSR
Compensation Actually Paid
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
200.00
150.00
100.00
50.00
-
TSR
2021
2022
2023
2024
PEO CAP (in thousands)
Average NEO CAP (in thousands)
TSR
Peer Group TSR

Pay Versus Performance Tabular List

We believe diluted net income per common share represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the fiscal year ended September 30, 2024.

In the “Compensation Discussion and Analysis” section of this proxy statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program appropriately rewards our PEO and the Non-PEO NEOs for Company and individual performance, promotes retention of our senior leadership team and supports long-term value creation for our stockholders.

For 2024, the following list represents the most important financial performance measures we used to link Compensation Actually Paid with our financial performance, as further discussed in the “Compensation Discussion and Analysis” section:

Diluted Net Income Per Common Share	Pretax Income	Aged Inventory Targets	Net Promoter Score

2021 Stock-Based Compensation Plan

In February 2023, our shareholders approved an amendment to our 2021 Plan. The terms of the 2021 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property.

The total number of shares of our common stock that may be subject to awards under the 2021 Plan is equal to 1,000,000 shares, plus: (i) any shares available for issuance and not subject to an award under the 2007 Incentive Compensation Plan (the “2007 Plan”) or the 2011 Stock-Based Compensation Plan (the “2011 Plan”), which was 545,729 in aggregate at the time of the approval of the 2021 Plan; (ii) the number of shares with respect to which awards granted under the 2021 Plan, the 2011 Plan or the 2007 Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (iii) with respect to awards granted under the 2021 Plan, the 2011 Plan and the 2007 Plan, the number of shares that are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2021 Plan, the 2011 Plan or the 2007 Plan. As of September 30, 2024, there were 1,295,064 shares of common stock available for issuance under the 2021 Plan.

The 2021 Plan imposes individual limitations on certain awards. Under these limitations, no more than 50% of the total number of shares of our common stock reserved for issuance under the 2021 Plan may be granted to an individual during any fiscal year pursuant to awards granted under the 2021 Plan. The maximum amount that may be payable to any one participant as a performance award (payable in cash) is $5,000,000 per calendar year.

No outstanding options may be repriced without shareholder approval (that is, we cannot amend an outstanding option to lower the exercise price or exchange an outstanding option for a new option with a lower exercise price). In addition, the 2021 Plan prohibits us from exchanging an outstanding option with an exercise above the then current fair market value of our common stock for cash, other awards, or other property.

In the event that a stock dividend, forward or reverse split, merger, consolidation, combination, or other similar corporate transaction or event affects our common stock, then the plan administrator will substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits: (1) the kind and number of shares available under the 2021 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.

In the event that a dividend or other distribution (whether in cash or other property, but excluding a stock dividend), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock or our other securities or the securities of any other issuer, so that an adjustment, substitution, or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust any or all of the following as the plan administrator deems appropriate:

(1) the kind and number of shares available under the 2021 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.

The persons eligible to receive awards under the 2021 Plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the 2021 Plan only to our employees, including our officers who are employees.

Our Board of Directors will administer the 2021 Plan unless it delegates administration of the 2021 Plan to one or more committees of our Board of Directors. Together, our Board of Directors and any committee(s) delegated to administer the 2021 Plan are referred to as the plan administrator. If a committee is delegated to administer the 2021 Plan, then the committee members may be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act, and independent as defined by the NYSE or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the 2021 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2021 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2021 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion. Any amendment that materially adversely affects the rights of the award recipient, however, must receive the approval of such recipient.

The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the 2021 Plan and all awards shall become fully vested, exercisable and all restrictions shall lapse upon a change in control that is not approved by our Board of Directors. In addition, the plan administrator may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without “cause” or terminates for “good reason” as defined in the 2011 Plan.

To the extent we undergo a corporate transaction (as defined in the 2021 Plan), the 2021 Plan provides that outstanding awards may be assumed, substituted for, or continued in accordance with their terms. If the awards are not assumed, substituted for, or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the awards contingent on the corporate transaction. With respect to a corporate transaction which is not a change in control, awards under the 2011 Plan must be assumed, continued, or substituted for.

Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 2021 Plan or the plan administrator’s authority to grant awards without further shareholder approval, except shareholder approval will be obtained for any amendment or alteration if such approval is deemed necessary or advisable by our Board of Directors or any amendment for which shareholder approval is required by law or the primary stock exchange on which our common stock trades. Unless earlier terminated by our Board of Directors, the 2021 Plan terminates in February 2031. Amendments to the 2021 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

The 2021 Plan is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock, stock awards, or any other type of award. To the extent permitted by applicable law and NYSE requirements, we may issue any other options, warrants, or awards other than pursuant to the 2021 Plan with or without shareholder approval.

At the time of grant of restricted stock units or stock options, no taxable income is recognized by the Company or the persons receiving the equity awards. The Company is required to withhold applicable federal, state, and local taxes at the time taxable income is recognized by the participant, which is generally upon vesting of restricted stock units or the exercise of stock options. The Company will generally receive a tax deduction equal to the amount of ordinary income recognized by participants, subject to limitations under Internal Revenue Code Section 162(m) and other applicable laws.

As of September 30, 2024, there were outstanding issued but unexercised options to acquire 30,750 shares of our common stock at an average exercise price of $26.97 per share under the 2021 Plan.

Employee Stock Purchase Plan

Our Board of Directors adopted and our shareholders approved the 2008 Employee Stock Purchase Plan (the “2008 ESPP”) in 2008 (shareholders have since approved amendments at our 2012 annual meeting and our 2019 annual meeting to increase the total number of shares available). Our 2008 ESPP is designed to qualify for favorable income tax treatment under Section 423 of the IRC and is intended to offer financial incentives for employees to purchase our common stock. The 2008 ESPP is administered by a committee of the Board of Directors. The 2008 ESPP will remain in effect until December 31, 2027.

We believe that the 2008 ESPP represents an important factor in attracting and retaining executive officers and other key employees and constitutes a significant part of our compensation program. The 2008 ESPP provides such individuals with an opportunity to acquire a proprietary interest in our Company and thereby align their interests with the interests of our other shareholders and give them an additional incentive to use their best efforts for the long-term success of our Company.

The 2008 ESPP permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our common stock during a series of consecutive offering periods. Employees may purchase shares of common stock pursuant to the 2008 ESPP at a purchase price equal to the lower of: (i) 85% of the closing price of our common stock on the first day of the offering period or (ii) 85% of the closing price of our common stock on the last day of the applicable offering period. Each annual offering may, in the discretion of the Plan Committee, be divided into two six-month offerings commencing on October 1 and April 1, respectively, and terminating six months thereafter (March 31 or September 30, as the case may be).

Subject to adjustment upon changes in capitalization of our Company, the number of shares of common stock that may be issued under the 2008 ESPP initially was 552,837, consisting of 500,000 shares under the 2008 ESPP plus 52,837 shares that were reserved for issuance under the 1998 Employee Stock Purchase Plan (the “1998 ESPP”) that were not purchased as of the expiration of the 1998 ESPP. At our 2012 annual meeting, our shareholders approved an amendment to the 2008 ESPP to increase the total number of shares available for purchase under the 2008 ESPP from 552,837 to 1,052,837. At our 2019 annual meeting, our shareholders approved an amendment to the 2008 ESPP to increase the total number of shares available for purchase under the 2008 ESPP from 1,052,837 to 1,552,837. If any change is made in the stock subject to the 2008 ESPP or subject to any outstanding options under the 2008 ESPP (through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction), appropriate and proportionate adjustments may be made by the Plan Committee in the number and type of shares of common stock that are subject to purchase under outstanding options and to the option price applicable to such outstanding options.

An employee who has completed one year of service with our Company will be eligible to participate in the 2008 ESPP. An employee may not participate in the 2008 ESPP if: (i) immediately after the grant, such employee would own common stock, including outstanding options to purchase common stock under the 2008 ESPP, possessing 5% or more of the total combined voting power or value of our common stock or (ii) participation in the 2008 ESPP would permit such employee’s rights to purchase common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the option is granted) of the common stock for each calendar year in which such option is outstanding.

At the time an employee becomes a participant in the 2008 ESPP, the employee may elect payroll deductions of up to 10% of such employee’s compensation for each pay period during an offering. Participants may not reduce or increase future payroll deductions during an offering period. All payroll deductions made by each participant will be credited to an account set up for that participant under the 2008 ESPP. The Plan Committee may, prior to the beginning of an offering period, limit the percentage of compensation that an employee may contribute to his or her account.

Participation in the 2008 ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2008 ESPP are not determinable. Non-employee members of the Board of Directors are not eligible to participate in the 2008 ESPP.

A participant in the 2008 ESPP may withdraw all of the payroll deductions credited to such participant’s account under the 2008 ESPP by giving us written notice at any time prior to the last five days of an offering period. If a participant withdraws from an offering period, he or she may not participate in that offering but may participate in any succeeding offering under the 2008 ESPP or in any similar plan that we may adopt.

Upon termination of a participant’s employment for any reason, other than death or permanent disability (as defined in the IRC), the payroll deductions credited to such participant’s account will be returned to the participant. If the participant’s employment terminates due to death or permanent disability, the participant or the participant’s beneficiary will have the right to elect: (i) to withdraw all of the payroll deductions credited to the participant’s account under the 2008 ESPP or (ii) to exercise the participant’s option on the next offering termination date and purchase the number of shares of common stock that the accumulated payroll deductions in the participant’s account will purchase at the applicable option price. Any excess in the participant’s account will be returned to the participant or his or her beneficiary, without interest. In the event that we receive no notice of election from the participant or his or her beneficiary, the participant or his or her beneficiary will be deemed to have elected to exercise the participant’s option.

The 2008 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the IRC. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2008 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than: (a) two years from the first day of the offering period, and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the price at which the participant purchased the shares under the 2008 ESPP.

Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants as a result of a sale or disposition of shares prior to the expiration of the holding periods described above.

The plan is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock, stock awards, or any other type of award. To the extent permitted by applicable law and NYSE requirements, we may issue any other options, warrants, or awards other than pursuant to the plan with or without shareholder approval.

As of September 30, 2024, there were 124,282 shares of common stock available for purchase under the 2008 ESPP.

Employment Agreements

On November 29, 2018, we entered into an amendment to the employment agreement with William H. McGill, Jr. which provided for retirement benefits if Mr. McGill, Jr. retired upon reaching the age of 80. Such benefits consisted of the payment to Mr. McGill, Jr. for two years of an amount equal to 50% of the average of the base salary and bonus paid to him for the two fiscal years prior to retirement (the “Retirement Bonus Amount”), the continuation of life insurance benefits for a period of three years after retirement, the vesting and continuation of stock options for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences), and the vesting and termination of any forfeiture or repurchase provisions of other stock-based compensation. Mr. McGill, Jr. retired at age 80 in June 2024 and was eligible to receive, and did receive, the aforementioned retirement benefits, subject to the following modifications: (i) Mr. McGill’s 2024 PBRSUs and the continuation of his life insurance were forfeited; and (ii) Mr. McGill will receive the Retirement Bonus Amount for three years (instead of two years) for continued consulting and advisory services to the Company. For the value of the retirement benefits Mr. McGill received, please see the section entitled “Potential Payments Upon Termination, Change of Control, Death or Disability.”

On November 29, 2018, we entered into an amendment to the employment agreement with Michael H. McLamb (“Amended Employment Agreement”). The Amended Employment Agreement provides for a base salary of $370,000 for Mr. McLamb, subject to adjustment from time to time. The employment agreement provides for a bonus or other incentive compensation based upon the performance of our Company and the executive and such other factors as determined to be relevant by our Board of Directors or Compensation Committee. In connection with his employment, Mr. McLamb may also receive options to purchase common stock or other stock-based compensation. The employment agreement also provides vacation benefits, reimbursement for business expenses, and the right to participate in company-wide benefits, including insurance, retirement, and other plans and programs as are available to our executive officers. The employment agreement contains a covenant not to compete with our Company or solicit our employees or customers during the period of his employment and for a period equal to the greater of two years immediately following termination of employment or the end of the period during which severance payments are being made, subject to certain exceptions.

The employment agreement does not specify a time period for employment, and we and the executive may each terminate the executive’s employment at any time. If we terminate the executive without “good cause” or the executive terminates his employment with “good reason” or upon a “change in control” of our Company that is not approved by at least two-thirds of our directors or does not provide the executive with the same position he had with us immediately prior to the change of control, as such terms are defined in the respective agreements, the terminated executive will receive an amount equal to the average of his base salary and bonus in the two fiscal years prior to termination (in a lump sum in the event of a change in control), for a period of 18 months after the effective date of termination; his stock options will vest and be exercisable for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and other stock-based compensation will not be subject to forfeiture or repurchase, subject in each case to certain exceptions.

In the event of the death of Mr. McLamb, the agreement provides for a payment of $550,000 to the estate of Mr. McLamb and for all stock options to vest and be exercisable for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions.

In the event of the Company’s termination of Mr. McLamb’s employment without “good cause” (as defined in the Amended Employment Agreements) or Mr. McLamb terminates his employment with “good reason” (as defined in the Amended Employment Agreements), all restricted stock or restricted stock units (or other comparable forms of equity compensation, if any) which are subject to performance conditions for vesting, shall be fully vested and treated as if the performance conditions for such award had been fully met at target and shall not be subject to any risk of forfeiture or repurchase as of the date of termination.

In the event of disability, the employment agreement provides for the payment in a lump sum of the average of his base salary and bonus in the two fiscal years prior to disability for one year and for all stock options to vest and be exercisable for up to full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions.

If any of the payments or benefits received or to be received by Mr. McLamb (including, without limitation, any payment or benefits received in connection with a change in control or termination of Mr. McLamb’s employment constitute “parachute payments” within the meaning of Section 280G of the IRC and would be subject to the excise tax imposed under Section 4999 of the IRC (the “Excise Tax”)), then such 280G Payments shall be reduced in a manner determined by the Company (by the minimum possible amounts) that is consistent with the requirements of Section 409A until no amount payable to Mr. McLamb will be subject to the Excise Tax. If two economically equivalent amounts are subject to reduction but are payable at different times, the amounts shall be reduced (but not below zero) on a pro rata basis. A “change in control” would include a merger or consolidation of our Company, a sale of all or substantially all of our assets, under certain circumstances changes in the identity of a majority of the members of the Board of Directors of our Company, or acquisitions of more than 20% of our common stock, subject to certain limitations.

The Company entered into an employment agreement with Mr. W. Brett McGill, dated November 29, 2018 (the “Employment Agreement”), which sets forth the terms of Mr. W. Brett McGill’s service as the Company’s President and Chief Executive Officer. Pursuant to the Employment Agreement, the Company will pay Mr. W. Brett McGill a base salary of at least $520,000 annually (subject to annual review by the Board (or a committee of the Board)). Mr. W. Brett McGill will be eligible to receive a bonus or other incentive compensation as may be determined by the Board or a committee of the Board based upon such factors as the Board or such committee may consider in its sole discretion. In addition, the Employment Agreement contains customary covenants regarding confidentiality, non-competition, non-solicitation, and non-interference.

The Company and Mr. W. Brett McGill may each terminate his employment at any time. If the Company terminates Mr. W. Brett McGill’s employment without “good cause” or he terminates his employment with “good reason” or upon a “change in control” of the Company that is not approved by at least two-thirds of our directors or does not provide him with the same position he had with the Company immediately prior to the change of control, as such terms are defined in the Employment Agreement, Mr. W. Brett McGill will receive an amount equal to the average of his base salary and bonus in the two fiscal years prior to termination (in a lump sum in the event of a change in control), for a period of thirty months after the effective date of termination; his stock options will vest and be exercisable for up to their full term (or for such shorter period of time that would not cause Mr. W. Brett McGill any adverse tax consequences); his restricted stock and/or restricted stock units (or comparable forms of equity compensation, if any) will vest (at target), whether subject to performance conditions or not, and shall not be subject to any risk of forfeiture or repurchase as of the date of termination, and other stock-based compensation will not be subject to forfeiture or repurchase, subject in each case to certain exceptions. In the event of Mr. W. Brett McGill’s death, the Employment Agreement provides for a payment of $1.0 million to his estate; for all stock options to vest and be exercisable for their full term; and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions. In the event of Mr. W. Brett McGill’s disability, the Employment Agreement provides for the payment in a lump sum of the average of his base salary and bonus in the two fiscal years prior to disability for one year; for all stock options to vest and be exercisable for up to full term (or for such shorter period of time that would not cause the executive any adverse tax consequences); and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions. If any payments to Mr. W. Brett McGill upon his termination are subject to the Excise Tax, then such payments shall be reduced in a manner determined by the Company that is consistent with the requirements of Section 409A of the IRC until no amount payable to Mr. W. Brett McGill will be subject to such Excise Tax.

On February 25, 2021, the Company entered into a Key Executive Retention Agreement with Mr. Cashman (the “Cashman Retention Agreement”). The Cashman Retention Agreement addresses compensation for Mr. Cashman, including potential severance benefits. In addition, the Cashman Retention Agreement contains confidentiality, noncompetition and nonsolicitation covenants.

In the event that Mr. Cashman is terminated by the Company without “good cause” or Mr. Cashman terminates his employment with “good reason” (as such terms are defined in the Cashman Retention Agreements): (i) the Company shall pay a bi-weekly payment (every two weeks) for 18 months following such termination equal to the average of the base salary and cash bonus in the two prior full fiscal years divided by 26; (ii) stock options shall continue to vest and be exercisable for 18 months; and (iii) such executive shall receive all other accrued but unpaid benefits relating to vacations and other executive perquisites. In the event that Mr. Cashman is terminated within 12 months following a “change in control” (as defined in the Cashman Retention Agreement), the Company shall pay a bi-weekly (every two weeks) payment for 18 months following such termination equal to the average of the base salary and cash bonus in the three prior full fiscal years divided by 26. In the event of Mr. Cashman's disability: (i) the Company shall pay for one year to such executive a lump-sum payment equal to the average of the base salary and cash bonus in the two prior full fiscal years; and (ii) stock options shall vest and be exercisable for up to their full term, capped at such amount as to not incur any excise tax payments under Section 409A of the IRC. In the event of Mr. Cashman's death: (i) the Company shall pay to the estate of the relevant executive an amount equal to 150% of the relevant executive’s base salary at that time; and (ii) stock options shall vest and be exercisable for up to their full term, capped at such amount as to not incur any Excise Tax payments under the IRC. Under any of the events described, restricted stock and/or restricted stock units held by such executive, which are not subject to any performance conditions for vesting, shall vest.

On June 2, 2023, the Company entered into Key Executive Retention Agreements with Mr. Langbehn and Mr. Berg (the “Retention Agreements”). The Retention Agreements address compensation for Mr. Langbehn and Mr. Berg, including potential severance benefits. In addition, the Retention Agreements contain confidentiality, noncompetition and nonsolicitation covenants.

In the event that Mr. Langbehn or Mr. Berg is terminated by the Company without “good cause” or Mr. Langbehn or Mr. Berg terminate his employment with “good reason” (as such terms are defined in the Retention Agreements): (i) the Company shall pay a bi-weekly payment (every two weeks) for 18 months following such termination equal to the average of the base salary and cash bonus in the two prior full fiscal years divided by 26; (ii) stock options shall continue to vest and be exercisable for 18 months; and (iii) such executives shall receive all other accrued but unpaid benefits relating to vacations and other executive perquisites. In the event that Mr. Langbehn or Mr. Berg is terminated within 12 months following a “change in control” (as defined in the Retention Agreements), the Company shall pay a bi-weekly (every two weeks) payment for 18 months following such termination equal to the average of the base salary and cash bonus in the three prior full fiscal years divided by 26. In the event of Mr.

Langbehn's or Mr. Berg's disability: (i) the Company shall pay for one year to such executives a lump-sum payment equal to the average of the base salary and cash bonus in the two prior full fiscal years; and (ii) stock options shall vest and be exercisable for up to their full term, capped at such amount as to not incur any excise tax payments under Section 409A of the IRC. In the event of Mr. Langbehn or Mr. Berg's death: (i) the Company shall pay to the estate of the relevant executive an amount equal to 150% of the relevant executive’s base salary at that time; and (ii) stock options shall vest and be exercisable for up to their full term, capped at such amount as to not incur any Excise Tax payments under the IRC. Under any of the events described, restricted stock and/or restricted stock units held by such executive, which are not subject to any performance conditions for vesting, shall vest.

Severance Policy for Key Executives

On November 27, 2012, our Board of Directors adopted a severance policy for key executives ( the “Severance Policy”). Under the Severance Policy, for each executive designated in writing by the Board or the Compensation Committee of the Board, for a 12-month period following employment termination by our Company without “good cause” or by the covered executive for “good reason” (each as defined in the Severance Policy), we will pay an amount equal to the average of the base salary and cash bonus paid to the covered executive for the two prior full fiscal years on such dates as would otherwise be paid by our Company, as well as the COBRA premium for coverage under our medical plan for the covered executive and his or her dependents. All stock options and RSUs held by a covered executive shall continue to vest and shall be exercisable for 12 months following employment termination. A covered executive shall also be entitled to receive all other accrued but unpaid benefits relating to vacations and other executive perquisites through the date of employment termination.

The Severance Policy shall not be applicable to any executive who is a party to a separate employment, severance, change of control, or similar agreement with our Company. None of our executives are covered under the Severance Policy as of September 30, 2024.

Potential Payments Upon Termination, Change of Control, Death or Disability

The following tables show the potential payments upon a hypothetical termination or a change of control for those of our NEOs with employment agreements on September 30, 2024.

William H. McGill, Jr.

Because Mr. McGill, Jr. retired from his positions as director and Executive Chairman of the Company in June 2024, the following table reflects the value that Mr. McGill, Jr. actually received upon his retirement.

Executive Benefits and Payments Upon Separation	Retirement 6/30/2024
Compensation:
Bonus	$—
Equity awards	$2,243,500
Benefits and Perquisites:
Cash severance (1)	$2,281,349
Health and welfare benefits	$—
Other	$—

(1) Amount to be paid out monthly over three years for ongoing consulting and advisory services to the Company.

W. Brett McGill

Executive Benefits and Payments Upon Separation	Voluntary Termination on 9/30/24	Involuntary Not for Cause Termination on 9/30/24	For Cause Termination on 9/30/24	Involuntary for Good Reason Termination (Change of Control) on 9/30/24	Death on 9/30/24	Disability on 9/30/24
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards (1)	$—	$3,343,180	$—	$3,343,180	$3,343,180	$3,343,180
Benefits and Perquisites:
Cash severance	$—	$5,481,623	$—	$5,481,623	$1,000,000	$2,192,649
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

Michael H. McLamb

Executive Benefits and Payments Upon Separation	Voluntary Termination on 9/30/24	Involuntary Not for Cause Termination on 9/30/24	For Cause Termination on 9/30/24	Involuntary for Good Reason Termination (Change of Control) on 9/30/24	Death on 9/30/24	Disability on 9/30/24
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards (1)	$—	$724,137	$—	$724,137	$724,137	$724,137
Benefits and Perquisites:
Cash severance	$—	$1,667,334	$—	$1,667,334	$550,000	$1,111,556
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

Charles A. Cashman

Executive Benefits and Payments Upon Separation	Voluntary Termination on 9/30/24	Involuntary Not for Cause Termination on 9/30/24	For Cause Termination on 9/30/24	Involuntary for Good Reason Termination (Change of Control) on 9/30/24	Death on 9/30/24	Disability on 9/30/24
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards (1)	$—	$800,967	$—	$800,967	$800,967	$800,967
Benefits and Perquisites:
Cash severance	$—	$1,299,086	$—	$1,369,935	$765,000	$866,057
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

Kyle G. Langbehn

Executive Benefits and Payments Upon Separation	Voluntary Termination on 9/30/24	Involuntary Not for Cause Termination on 9/30/24	For Cause Termination on 9/30/24	Involuntary for Good Reason Termination (Change of Control) on 9/30/24	Death on 9/30/24	Disability on 9/30/24
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards (1)	$—	$728,266	$—	$728,266	$728,266	$728,266
Benefits and Perquisites:
Cash severance	$—	$1,667,334	$—	$1,844,023	$862,500	$1,111,556
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

Shawn Berg

Executive Benefits and Payments Upon Separation	Voluntary Termination on 9/30/24	Involuntary Not for Cause Termination on 9/30/24	For Cause Termination on 9/30/24	Involuntary for Good Reason Termination (Change of Control) on 9/30/24	Death on 9/30/24	Disability on 9/30/24
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards (1)	$—	$315,768	$—	$315,768	$315,768	$315,768
Benefits and Perquisites:
Cash severance	$—	$1,040,531	$—	$1,067,342	$675,000	$693,687
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—
(1)
Amounts represent the dollar amounts that would be recognized for financial statement reporting purposes with respect to the unamortized grant date fair value of RSUs determined in accordance with ASC 718.

The tables above reflect the amount of compensation to Messrs. W. Brett McGill, McLamb, Cashman, Langbehn and Berg, in the event of a hypothetical termination of such executive’s employment on September 30, 2024. The amount of compensation payable to Messrs. W. Brett McGill, McLamb, Cashman, Langbehn and Berg upon voluntary termination, involuntary not for cause termination, for cause termination, termination following a change of control, and in the event of disability or death of the executive is shown above. The amounts shown for each of Messrs. W. Brett McGill, McLamb, Cashman, Langbehn and Berg assume that such termination was effective as of September 30, 2024, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out by the Company to the executives in a lump sum upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from our Company.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

Our Articles of Incorporation provide that no director of our Company will be personally liable to us or our shareholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Florida Business Corporation Act. The effect of this provision in the Articles of Incorporation is to eliminate the rights of our Company and our shareholders, either directly or through shareholders’ derivative suits brought on behalf of our Company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under Florida law.

In addition, we have adopted provisions in our Bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our Company against expenses and certain other liabilities arising out of their conduct on behalf of our Company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1998 Incentive Compensation Plan, 2007 Plan, 2011 Plan, 2021 Plan and the purchase of shares under our 1998 ESPP and 2008 ESPP as of September 30, 2024.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity Compensation Plans Approved by Shareholders	1,483,979	$0.56	1,419,346
Equity Compensation Plans Not Approved by Shareholders	—	$—	—
Total	1,483,979		1,419,346

(1)
Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights includes 1,453,229 shares of common stock that are subject to unvested restricted stock awards.
(2)
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans includes 1,295,064 shares of common stock under the 2021 Plan and 124,282 of common stock under the 2008 ESPP.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Policy Relating to Certain Transactions

We have a policy that we will not enter into any material transaction in which a director or officer has a direct or indirect financial interest unless the transaction is determined by our Board of Directors to be fair to us or is approved by a majority of our disinterested directors or by our shareholders, as provided for under Florida law. Our Board of Directors as a whole or, in certain cases when appropriate, a committee of the Board of Directors consisting solely of independent directors, determines whether a director or officer has a direct or indirect (i.e., any) financial interest in a transaction deemed material based upon the Company’s Code of Business Conduct and Ethics and Florida law. The policy with respect to such transactions is provided in our Company’s Code of Business Conduct and Ethics.

Family Relationships

W. Brett McGill, currently our Chief Executive Officer and President, is the son of William H. McGill, Jr., who recently retired as a director and Executive Chairman of the Board. In November 2012, our Board of Directors appointed Mr. W. Brett McGill as an executive officer of our Company. Accordingly, the compensation decisions relating to Mr. W. Brett McGill and Mr. William H. McGill, Jr. are performed in the same manner as for our other executive officers, as described under “Compensation Discussion and Analysis.” During the fiscal year ended September 30, 2024, the Company paid approximately $141,510 in compensation to Michael J. McLamb, who is the son of Michael H. McLamb, our Executive Vice President and Chief Financial Officer. Compensation decisions relating to Michael J. McLamb were performed in the same manner as other employees throughout our company and was approved in accordance with our Policy Relating to Certain Transactions.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

January 3, 2025	Respectfully submitted,

George E. Borst, Chairperson
Clint Moore
Adam M. Johnson Mercedes Romero
Rebecca White

DIRECTOR COMPENSATION

Employees of our Company do not receive compensation for serving as members of our Board of Directors. Directors who are employees of our Company are eligible to receive stock-based compensation pursuant to our 2011 Plan.

As of October 1, 2024 each non-employee director receives a quarterly director’s fee of $18,750, which is paid in cash, shares of common stock, or a combination of cash and shares of common stock at the election of the director. The Chairperson of the Audit Committee receives an additional annual fee of $25,000, and other members of the Audit Committee receive an additional annual fee of $7,500; the Chairperson of the Compensation Committee receives an additional annual fee of $17,500, and other members of the Compensation Committee receive an additional annual fee of $5,000; the Chairperson of the Nominating/Corporate Governance Committee receives an additional annual fee of $15,000, and other members of the Nominating/Corporate Governance Committee receive an additional annual fee of $3,000; and the Chairperson of the Board receives an additional annual fee of $150,000. Non-employee directors receive restricted shares of common stock each year equivalent to $140,000 based on the closing stock price on the applicable grant date and these restricted shares vest one year after the applicable grant date. We reimburse our directors for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees. We also encourage our directors and their spouses, when applicable, to attend, at our cost, special corporate events with our employees, suppliers, and others. Newly appointed non-employee directors each receive a grant of options to acquire 5,000 shares of our common stock on the last day of the current fiscal quarter in which they are first elected as directors of our Company, which vest at a rate of 33% per year beginning on the applicable grant date.

The following table sets forth the compensation paid by us to non-employee directors for the fiscal year ended September 30, 2024. Messrs. W. Brett McGill and McLamb do not, and Mr. William H. McGill, Jr. did not, receive any compensation for service on our Board of Directors.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash (2)	Stock and Option Awards (3)(4)	Total
Bonnie Biumi	$25,750	$94,083	$119,833
George E. Borst	$87,500	$140,003	$227,503
Hilliard M. Eure III (5)	$103,000	$140,003	$243,003
Evelyn V. Follit	$85,500	$140,003	$225,503
Adam M. Johnson	$80,000	$140,003	$220,003
Clint Moore	$122,500	$140,003	$262,503
Charles R. Oglesby (6)	$83,000	$140,003	$223,003
Mercedes Romero	$83,000	$140,003	$223,003
Joseph A. Watters (7)	$89,000	$140,003	$229,003
Rebecca White	$126,500	$140,003	$266,503

(1)
As of September 30, 2024, the following directors had outstanding options: Ms. Biumi – 5,000 options; Mr. Borst – 5,000 options; Mr. Johnson – 5,000 options; Mr. Moore – 5,000 options; Ms. Romero – 5,000 options; and Ms. White – 5,000 options. Mr. Moore subsequently exercised all of his stock options on December 5, 2024.
(2)
Messrs. Johnson, Oglesby and Ms. Romero elected to receive shares of our common stock with a value of $80,000, $83,000 and $83,000 respectively, in lieu of an equivalent amount of cash pursuant to their annual retainers.
(3)
The amounts shown in this column reflect the grant date fair value of stock option and common stock awards determined in accordance with ASC 718 excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 14 to the Consolidated Financial Statements in our Form 10-K for the year ended September 30, 2024. The aggregate grant date fair value of the stock options and common stock granted to our non-employee directors during fiscal 2024 was approximately $1,354,110. For further information on these awards, see the Grants of Plan-Based Awards table in the “Executive Compensation” section of this proxy statement.
(4)
10,000 director stock options expired in fiscal 2024.
(5)
Mr. Eure retired from the Board of Directors on September 1, 2024.
(6)
Mr. Oglesby retired from the Board of Directors on July 31, 2024.
(7)
Mr. Watters retired from the Board of Directors on June 30, 2024.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee, currently consisting of four directors. All of the members of the Audit Committee must be “independent” of our Company and management, as independence is defined in applicable rules of the SEC and the NYSE listing standards.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our Company’s independent auditor and internal audit function. The primary responsibilities of the Audit Committee include overseeing our Company’s accounting and financial reporting process and audits of the financial statements of our Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the SEC, and amended rules of the NYSE.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This included a discussion of the independent auditor’s judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the PCAOB, and other applicable regulations. In addition, the Audit Committee received from the independent auditor written disclosures and the written communications required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the independent auditor the independent auditor’s independence from management and our Company, including the matters covered by the written disclosures provided by the independent auditor.

The Audit Committee discussed with our independent auditor the overall scope and plans for its audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluations of our Company, the internal controls, and the overall quality of the financial reporting. The Audit Committee held eight meetings during fiscal 2024.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

January 3, 2025

Bonnie Biumi, Chairperson
George E. Borst
Evelyn V. Follit
Clint Moore

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date for (i) all directors, our Chief Executive Officer, and our other named executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation,” (ii) all directors and the named executive officers as a group, and (iii) each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

Name of Beneficial Owner (1)	Shares Beneficially Owned
Directors and Executive Officers:	Number (2)		Percent (2)
William H. McGill, Jr.	207,646		*
W. Brett McGill	233,038	(3)	1.0%
Michael H. McLamb	114,018	(4)	*
Charles A. Cashman	67,380	(5)	*
Kyle G. Langbehn	43,980	(6)	*
Shawn Berg	22,743	(7)	*
Anthony E. Cassella Jr.	15,451	(8)	*
Manuel A. Alvare	3,783	(9)	*
Bonnie Biumi	1,667	(10)	*
George E. Borst	40,702	(11)	*
Evelyn V. Follit	45,050	(12)	*
Adam M. Johnson	25,552	(13)	*
Clint Moore	27,660	(14)	*
Mercedes Romero	17,005	(15)	*
Rebecca White	30,832	(16)	*
All directors and executive officers as a group (14 persons)	896,507		4.0%

5% Shareholders:
BlackRock, Inc.	3,385,090	(17)	14.9%
American Century Investment Management, Inc.	2,197,998	(18)	9.7%
PPF Group N.V.	1,790,680	(19)	7.9%
Dimensional Fund Advisors LP	1,481,741	(20)	6.5%
The Vanguard Group, Inc.	1,439,518	(21)	6.3%

* Less than 1%.

(1)
Unless otherwise indicated, all persons listed can be reached at our Company offices at 501 Brooker Creek Boulevard, Oldsmar, Florida, 34677, and have sole voting and investment power over their shares. Mr. McGill, Jr. retired from his positions as director and Executive Chairman of the Company in June 2024
(2)
The numbers and percentages shown include shares of common stock issuable to the identified person pursuant to stock options that may be exercised and restricted stock that may vest within 60 days after the Record Date (December 30, 2024). In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other shareholder.
(3)
Amount excludes 332,484 shares of common stock issuable upon vesting of RSUs.
(4)
Amount excludes 72,612 shares of common stock issuable upon vesting of RSUs.
(5)
Amount excludes 79,998 shares of common stock issuable upon vesting of RSUs.
(6)
Amount excludes 89,935 shares of common stock issuable upon vesting of RSUs.
(7)
Amount excludes 31,880 shares of common stock issuable upon vesting of RSUs.
(8)
Amount excludes 27,130 shares of common stock issuable upon vesting of RSUs.
(9)
Amount excludes 23,861 shares of common stock issuable upon vesting of RSUs.
(10)
Includes 1,667 shares of common stock issuable upon the exercise of stock options. Amount excludes 3,333 shares of common stock issuable upon exercise of unvested stock options. Amount excludes 4,633 shares of common stock issuable upon vesting of RSUs.
(11)
Includes 5,000 shares of common stock issuable upon the exercise of stock options. Amount excludes 4,633 shares of common stock issuable upon vesting of RSUs.
(12)
Amount excludes 4,633 shares of common stock issuable upon vesting of RSUs.
(13)
Includes 5,000 shares of common stock issuable upon the exercise of stock options. Amount excludes 4,633 shares of common stock issuable upon vesting of RSUs.
(14)
Amount excludes 4,633 shares of common stock issuable upon vesting of RSUs.
(15)
Includes 3,333 shares of common stock issuable upon the exercise of stock options. Amount excludes 1,667 shares of common stock issuable upon exercise of unvested stock options. Amount excludes 4,633 shares of common stock issuable upon vesting of RSUs.
(16)
Includes 5,000 shares of common stock issuable upon the exercise of stock options. Amount excludes 4,633 shares of common stock issuable upon vesting of RSUs.
(17)
Represents an aggregate of 3,385,090 shares of common stock beneficially owned by BlackRock, Inc., in its capacity as a parent holding company on behalf of certain of its subsidiaries. BlackRock, Inc. has sole voting power over 3,327,927 shares and sole dispositive power over 3,385,090 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(18)
Represents an aggregate of 2,197,998 shares of common stock beneficially owned by American Century Capital Portfolios,Inc., American Century Companies, Inc., and Stowers Institute for Medical Research (collectively, “ACIM”). ACIM has sole voting power over 2,119,229 shares and sole dispositive power over 2,197,998 shares. The address of ACIM is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.
(19)
Represents an aggregate of 1,790,680 shares of common stock beneficially owned by Renata Kellnerova, PPF Group N.V., PPF a.s., PPD IM Ltd. and AMALAR HOLDING s.r.o (collectively, "PPF Group"). PPF Group has shared voting power and shared dispositive power over 1,790,680 shares. The address of PPF Group is Evropská 2690/17, P.O. Box 177, 160 41 Prague 6, Czech Republic.

(20)
Represents an aggregate of 1,481,741 shares of common stock beneficially owned by Dimensional Fund Advisors LP in its capacity as investment adviser on behalf of its clients. Dimensional Fund Advisors LP has sole voting power over 1,443,926 shares and sole dispositive power over 1,481,741 shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(21)
Represents an aggregate of 1,439,518 shares of common stock beneficially owned by The Vanguard Group, Inc. The Vanguard Group, Inc. has shared voting power over 37,730 shares, sole dispositive power over 1,401,788 shares, and shared dispositive power over 18,986 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These regulations require the directors, officers, and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended September 30, 2024, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock, complied with all Section 16(a) filing requirements during such fiscal year except for one late Form 4 filing by Mr. Eure relating to a transaction that occurred on February 5, 2024.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related rules issued by the SEC, require that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 15. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program links cash incentive compensation to the achievement of pre-established corporate financial performance objectives and provides long-term stock-based incentive compensation intended to focus our executives’ efforts on building shareholder value by aligning their interests with those of our shareholders. The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the Compensation Discussion and Analysis included in this proxy statement and the executive-related compensation tables for more information.

Base Salaries. We target base salaries at levels intended to enable us to attract, motivate, and retain highly qualified executives, with base salaries generally set at levels below those of our peer companies taking into account the possibility of the receipt by our executives of performance-based incentive bonuses. From fiscal 2022 to fiscal 2023, for the named executive officers that were reported in either year and employed during both years, base salaries increased, on average, 12%, including base salary increases for officers who assumed additional responsibilities. From fiscal 2023 to fiscal 2024, using the same parameters, base salaries increased, on average, 4%.

We maintain a performance-based cash incentive compensation program. We annually establish a performance-based cash incentive compensation program designed to reward individuals for performance based on certain aspects of our Company’s financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building shareholder value. Our performance-based cash incentive compensation program results in a substantial portion of our executives’ potential total cash compensation being at risk.

Our stock-based compensation program is designed to align the interests of our management and the interests of our shareholders. We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in shareholder value. Grants of stock-based awards to our executive officers enable those executives to develop and maintain a meaningful ownership position in our common stock. Among other factors, the amount of stock-based awards granted takes into account stock-based awards previously granted to an individual. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our shareholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Historically, our stock-based compensation has been through the grant of stock options and RSUs. Stock-based compensation typically vests over a period of years to encourage executive retention and emphasize long-term performance and may also include specific performance metrics to be earned.

Independent Compensation Consultant. From time to time, the Compensation Committee retains and works closely with independent executive compensation firms (during 2024, the Compensation Committee retained CAP), in the design and implementation of its annual executive compensation program. CAP provides no other services to our Company.

Board Recommendation

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is intended to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution is submitted for a shareholder vote at the annual meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this proxy statement.

We currently hold our say-on-pay vote every year. Shareholders have an opportunity at this annual meeting to cast an advisory vote on the frequency of say-on-pay votes. They will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than the 2030 annual meeting of shareholders.

The say-on-pay vote is advisory, and therefore not binding on our Company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide valuable information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL THREE

AMENDMENT TO THE 2008 EMPLOYEE STOCK PURCHASE PLAN

Background

Our Board of Directors has approved a proposal to amend our 2008 Employee Stock Purchase Plan, or 2008 ESPP, subject to approval by our shareholders at the meeting.

The 2008 ESPP, adopted by our Board of Directors and approved by our shareholders in 2008, is a significant part of our compensation program and is intended to provide our executive officers and other key employees with an opportunity to acquire a proprietary interest in our Company and thereby align their interests with the interests of our other shareholders and give them an additional incentive to use their best efforts for the long-term success of our Company. Those eligible to participate in the 2008 ESPP include employees with one year of service, subject to certain exceptions discussed in the “Executive Compensation – Employee Stock Purchase Plan” section of this proxy statement. The number of our employees varies over time. As of September 30, 2024, our employee population eligible to receive awards under the 2008 ESPP consisted of approximately 4,000 individuals. See “Executive Compensation — Employee Stock Purchase Plan” for a description of the material terms of the 2008 ESPP and below for a description of the proposed material amendments to the 2008 ESPP, which are qualified in their entirety by the full text of the 2008 ESPP, as amended, attached to this proxy statement as Appendix A.

Reasons for and Effect of the Proposed Amendment

Initially, the number of shares of common stock that may be issued under the 2008 ESPP was 552,837, consisting of 500,000 shares under the 2008 ESPP upon its adoption in 2008, plus 52,837 shares that were reserved for issuance under the 1998 Employee Stock Purchase Plan that were not purchased as of its expiration. During February 2012, our shareholders approved a proposal to amend our 2008 Employee Stock Purchase Plan (“Stock Purchase Plan”) to increase the number of shares available under that plan by 500,000 shares. During February 2018, our Board of Directors approved a proposal to amend the Stock Purchase Plan to extend it such that the final annual offering will be in 2027. In February 2019, our shareholders approved a proposal to amend our Stock Purchase Plan to increase the number of shares available under that plan by 500,000 shares. The Stock Purchase Plan as amended provides for up to 1,500,000 shares of common stock to be available for purchase by our regular employees who have completed at least one year of continuous service. During November 2024, our Board of Directors approved a proposal to amend the 2008 ESPP to extend it such that the final annual offering will be in 2035 as opposed to the current expiration in 2027, such amendment to become effective upon the approval of this proposal. As of September 30, 2024, 1,428,555 shares of common stock have been issued pursuant to the 2008 ESPP, leaving 124,282 shares of common stock available for issuance. Our Board of Directors determined that an increase in the 1,552,837 share limitation was necessary to provide a sufficient number of shares to enable our executive officers and other key employees to continue to acquire proprietary interests in our Company and thereby further align their interests with the interests of our other shareholders. Accordingly, our Board of Directors amended the 2008 ESPP to increase the 1,552,837 share limitation by 500,000 shares to 2,052,837 shares and to extend the term of the ESPP through 2035, subject to approval by our shareholders at the meeting.

Our Board of Directors believes that the approval of the proposed amendment to the 2008 ESPP is necessary to achieve the purposes of the 2008 ESPP and to promote the welfare of our Company and our shareholders. Looking toward the future, we have limited availability under the 1,552,837 share limitation for future purchases by our officers and employees, and accordingly, the need has arisen for an amendment to increase the limitation on the shares issuable under the 2008 ESPP. Based on the current rate of share issuances under the 2008 ESPP, if our shareholders do not approve this amendment, our Company believes that the amount of shares issuable under the 2008 ESPP will be fully exhausted prior to the end of our 2025 fiscal year ending September 30, 2025. Our Board of Directors believes that the proposed amendment to the 2008 ESPP will aid our Company in attracting and retaining eligible employees and motivating such persons to exert their best efforts on behalf of our Company. In addition, we expect that the proposed amendment will further strengthen the identity of interests of our officers and employees with that of the shareholders. The expansion of the term of the 2008 ESPP to 2035 was necessary to ensure that the plan does not expire. Given the 2008 ESPP may be extended for a maximum period of 10 years, 2035 was selected as the new year of expiration.

2008 ESPP Benefits

Because benefits under the 2008 ESPP depend on employees’ elections to participate and the fair market value of our Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the amendment to the 2008 ESPP is approved by the shareholders. Non-employee directors are not eligible to participate in the 2008 ESPP.

Approval by Shareholders of the Amendment to the 2008 ESPP and Board Recommendation

The amendment will be effective upon approval of the amendment to the 2008 ESPP by a majority of votes cast by our shareholders. In the event that the amendment to the 2008 ESPP is not approved by the shareholders, the current 1,552,837 share limitation and term of the 2008 ESPP will remain in effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2008 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 1,552,837 TO 2,052,837 AND TO EXTEND THE TERM OF THE PLAN TO 2035.

PROPOSAL FOUR

AMENDMENT TO THE 2021 STOCK-STOCK-BASED COMPENSATION PLAN

Background

Our Board of Directors has approved a proposal to amend our 2021 Plan, subject to approval by our shareholders at the meeting, to increase the total number of available shares by 495,000. The amended 2021 Plan is attached as Appendix B to this proxy statement. The 2021 Plan was adopted by our Board of Directors in 2021 and approved by our shareholders in 2024.

The 2021 Plan is a significant part of our compensation program and is intended to provide eligible executives, employees, officers, directors, consultants, and independent contractors with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. Those eligible include officers, directors, employees, and independent contractors (stock options are available only to employees, including officer-employees). See “Executive Compensation — 2021 Stock-Based Compensation Plan” for a description of the material terms of the 2021 Plan and below for a description of the proposed material amendments to the 2021 Plan, which are qualified in their entirety by the full text of the 2021 Plan, as amended, attached to this proxy statement as Appendix B. The number of our employees varies over time. As of September 30, 2024, our employee population eligible to receive awards under the 2021 Plan consisted of approximately 4,000 individuals.

Reasons for and Effect of the Proposed Amendment

As of September 30, 2024, there were 1,295,064 shares of common stock available for issuance under the 2021 Plan (under the assumption at that time that the target amounts of performance-based RSUs granted would be earned). Due to share issuances, other activity subsequent to the end of our 2024 fiscal year, and assuming the maximum number of RSUs will vest, there were 640,858 shares of common stock available for issuance under the 2021 Plan as of the Record Date. Our Board of Directors determined that an increase in the share limitation was necessary to provide a sufficient number of shares to enable our executive officers and other key employees to continue to acquire ownership interests in our Company and thereby further align their interests with the interests of our other shareholders. Accordingly, our Board of Directors approved the 2021 Plan amendment to, among other things, increase the number of shares available by 495,000 shares, subject to approval by our shareholders at the meeting. In addition, the amendment also includes revisions to the 2021 Plan to prohibit payments of dividends on unvested awards unless conditioned on vesting.

The following table summarizes activity from our incentive stock plans from September 30, 2024 through the Record Date:

	Shares Available for Grant	Options Outstanding	Aggregate Intrinsic Value (Amounts in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Balance as of September 30, 2024	1,295,064	30,750	$296	$26.97	5.0
Options cancelled/forfeited/expired	—	—		—
Options exercised	—	(5,750)		19.02
Restricted stock awards granted	(554,766)	—		—
Restricted stock awards forfeited	201	—		—
Additional shares of stock issued	—	—		—
Balance as of December 30, 2024	740,499	25,000	$137	$29.40	5.9
Exercisable as of December 30, 2024		20,000	$137	$30.14	5.3

The following table summarizes restricted stock award activity from September 30, 2024 through the Record Date:

	Shares/ Units	Weighted Average Grant Date Fair Value
Non-vested balance as of September 30, 2024	1,453,229	$32.04
Changes during the period:
Awards granted	554,766	$30.22
Awards vested	(128,509)	$32.30
Awards forfeited	(201)	$31.10
Non-vested balance as of December 30, 2024	1,879,285	$31.49

Our Board of Directors believes that the approval of the increase in the share threshold provided by the 2021 Plan is necessary to achieve the purposes of the 2021 Plan and to promote the long-term benefit of our Company and our shareholders. Looking toward the future, we have limited availability under the current 2,300,000 share limitation for future issuances to eligible executives, employees, officers, directors, consultants, and independent contractors. Accordingly, the need has arisen for an increase in the number of available shares. Based on the current rate of share issuances under the 2021 Plan, if our shareholders do not approve the amendment, our Company believes that the amount of shares issuable under the 2021 Plan will be exhausted prior to the next annual meeting. Our Board of Directors believes that the proposed increase in the number of available shares will aid our Company in attracting employees, retaining eligible employees and motivating such persons to exert their best efforts on behalf of our Company.

2021 Plan Benefits

Awards are made to executive officers, directors, and employees under the 2021 Plan on a discretionary basis. Accordingly, it is not possible to determine the benefits that will be received by our executive officers, directors and our other employees under the 2021 Plan in fiscal 2025 or beyond.

Approval by Shareholders of the Amendment to the 2021 Plan and Board Recommendation

The amendment will be effective upon approval of the amendment to the 2021 Plan by the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting. In the event that the amendment to the 2021 Plan is not approved by the shareholders, the current 2,300,000 share limitation of the 2021 Plan will remain in effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2021 STOCK-BASED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 495,000 SHARES.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee has appointed KPMG, an independent registered public accounting firm, as the Company’s independent auditor for the fiscal year ending September 30, 2025, and recommends that shareholders vote in favor of the ratification of such appointment. KPMG has served as our independent auditor continuously since 2013. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG will be present at the annual meeting of shareholders, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Aggregate fees billed to our Company for the fiscal years ended September 30, 2023 and 2024, by KPMG are as follows:

Fee Category	2023	2024
Audit fees	$1,138,250	$1,217,477
Audit-related fees	$—	$—
Tax fees	$43,134	$90,000
All Other fees	$—	$—

Fees for audit services include fees associated with the annual audit, including the audit of the effectiveness of internal control over financial reporting, subsidiary statutory audits, and the reviews of our quarterly reports and other filings with the SEC. Tax fees include support in connection with tax compliance and consulting services.

Audit Committee Pre-Approval Policies and Procedures

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the primary purpose of which may be tax avoidance and the tax treatment of which may not be supported by the IRC and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee or any one or more other members of the Audit Committee, provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by KPMG described above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

Ratification by Shareholders of the Appointment of Independent Auditor

Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025, will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder proposals that are intended to be presented by shareholders at the annual meeting of shareholders for the fiscal year ending September 30, 2025, must be received by us within the time periods described below in order to be included in the proxy statement and form of proxy relating to such meeting. Under Rule 14a-8 of the Exchange Act, a shareholder who intends to present a proposal at the 2026 Annual Meeting and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Company Secretary no later than September 5, 2025. Any proposals received after this date will be considered untimely under Rule 14a-8. In addition, a shareholder may nominate persons for election as a director or introduce any other item of business at an annual meeting of shareholders by complying with the requirements in our Bylaws. To be timely under these procedures, notice of such nomination or business related to our 2026 Annual Meeting of Shareholders must comply with the requirements in our Bylaws and must be received by us: (a) no earlier than October 24, 2025 and no later than November 23, 2025; or (b) if the annual meeting is more than 30 days before, or more than 70 days after, February 21, 2026, no earlier than 120 days in advance of such annual meeting and no later than the close of business on the later of (i) 90 days in advance of such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to us no later than December 23, 2025.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2026, except in circumstances where: (i) we receive notice of the proposed matter no later than November 19, 2025, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

All proposals must comply with all of the requirements of Rule 14a-8 or our Bylaws, as applicable. Any written proposals may be mailed with attention to our Company Secretary at MarineMax, Inc., 501 Brooker Creek Boulevard, Oldsmar, Florida 34677.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: January 3, 2025

APPENDIX A

MARINEMAX, INC.

AMENDED 2008 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

1.1 Name. This Stock Purchase Plan shall be known as the MarineMax 2008 Employee Stock Purchase Plan (the “Plan”).

1.2 Purpose. The Plan is intended to provide a method whereby employees of MarineMax, Inc., a Florida corporation (the “Company”), and one or more of its Subsidiary Corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

1.3 Qualification. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II

DEFINITIONS

2.1 Base Pay. “Base Pay” shall mean all annual cash compensation received by an Employee. If any Offering is a six-month Offering, the Base Pay shall be divided by one-half.

2.2 Code. “Code” shall mean the Internal Revenue Code, as amended.

2.3 Closing Price. “Closing Price” shall have the meaning set forth in Section 6.2.

2.4 Committee. “Committee” shall have the meaning set forth in Section 11.1.

2.5 Employee. “Employee” shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

2.6 Offering. “Offering” shall have the meaning set forth in Section 4.1.

2.7 Offering Commencement Date. “Offering Commencement Date” shall have the meaning set forth in Section 4.1.

2.8 Offering Termination Date. “Offering Termination Date” shall have the meaning set forth in Section 4.1.

2.9 Option. “Option” shall have the meaning set forth in Section 6.1.

2.10 Option Price. “Option Price” shall have the meaning set forth in Section 6.2.

2.11 Participating Company. “Participating Company” shall mean the Company and such Subsidiary Corporations as may be designated from time to time by the Board of Directors of the Company.

2.12 Participant. “Participant” shall have the meaning set forth in Section 3.4.

2.13 Participation Amount. “Participation Amount” shall have the meaning set forth in Section 5.1.

2.14 Stock. “Stock” shall mean the Common Stock of the Company, par value one-tenth of one cent ($.001 per share).

2.15 Subsidiary Corporation. “Subsidiary Corporation” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company, as that term is defined in Code Section 424.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Initial Eligibility. Any Employee who shall have completed one year of continuous employment with a Participating Company and is employed by a Participating Company on the date such Employee’s participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan that commence on or after such one-year employment period has concluded. Any corporation that becomes a Subsidiary Corporation after the initial Offering Commencement Date shall become a Participating Company only upon the decision of the Board of Directors of the Company to designate such Subsidiary Corporation as a Participating Company and to extend the benefits of the Plan to its eligible Employees.

3.2 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by a Participating Company of any Employee’s leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee’s employment for all purposes of the Plan and shall terminate such Employee’s participation in the Plan and right to exercise any Option.

3.3 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan:

(a) if, immediately after the grant, such Employee would own Stock, and/or hold outstanding Options to purchase Stock, possessing five percent or more of the total combined voting power or value of all classes of Stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining Stock ownership of any Employee); or

(b) which permits such Employee’s rights to purchase Stock under all employee stock purchase plans of the Company and all Participating Companies to accrue at a rate that exceeds $25,000 in fair market value of the Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

3.4 Commencement of Participation. An eligible Employee may become a participant (“Participant”) by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms with the designated office of the Company prior to the Offering Commencement Date for the next scheduled Offering. Payroll deductions for a Participant shall commence on the next scheduled Offering Commencement Date when such Participant’s authorization for a payroll deduction becomes effective and shall continue in effect for the term of this Plan, except to the extent such payroll deduction is changed in accordance with this Section 3.4 or terminated in accordance with Article 8. Subject to Section 5.4 , a Participant may, at any time, increase or decrease the rate of, or cease, the Participant’s payroll deductions by filing the appropriate form with the designated office of the Company and such change shall become effective as of the next applicable Offering Commencement Date.

ARTICLE IV

OFFERINGS

4.1 Annual Offerings. The Plan will be implemented by up to ten annual offerings (“Offerings”) of the Company’s Stock beginning on the 1st day of October in each of the years 2008 through 2035, with each Offering terminating on September 30 of the next year; provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing respectively, on October 1 and April 1, and terminating six months thereafter. As used in the Plan, “Offering Commencement Date” means the October 1 or April 1, as the case may be, on which the particular Offering begins and “Offering Termination Date” means the March 31 or September 30, as the case may be, on which the particular Offering terminates. Any decision of the Committee to adjust the number of shares of Stock in an Offering must be made prior to the Offering Commencement Date of that Offering.

ARTICLE V

PAYROLL DEDUCTIONS

5.1 Percentage of Participation. At the time an Employee files authorization for payroll deductions and becomes a Participant in the Plan, the Employee shall elect to have deductions made from the Employee’s pay on each payday during the time the Employee is a Participant in an Offering. Such deductions shall be an amount equal to the Employee’s Participation Amount divided by the number of payroll periods occurring during the Offering. An Employee’s “Participation Amount” shall equal the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10 percent (as elected by the Employee) times such Employee’s Base Pay in effect at the Offering Commencement Date of such Offering; provided, however, that prior to any Offering Commencement Date, the Committee shall have the discretion to limit deductions to less than 10 percent (but no less than 5 percent) for any Offering.

5.2 Calculation of Base Pay. An Employee’s Base Pay as of an Offering Commencement Date and whether an Employee is “part-time” shall be determined in the discretion of the Committee based on the provisions of this Plan. In calculating an Employee’s normal weekly rate of pay under this Section 5.2, retroactive adjustments occurring during an Offering that are retroactive to the last day prior to the Offering Commencement Date of that particular Offering shall be taken into account. In addition, if an Employee’s Base Pay includes commissions, the Committee may set such Employee’s Base Pay based upon commission averages and standards as determined in the discretion of the Committee.

5.3 Participant’s Account. All payroll deductions made for a Participant pursuant to this Article 5 shall be credited to such Participant’s account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.5.

5.4 Changes in Payroll Deductions. A Participant may discontinue participation in the Plan as provided in Article 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of such Participant’s payroll deductions for that Offering.

5.5 Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in such Participant’s account pursuant to Section 8.1 hereof, or (b) to discontinue contributions to the Plan but remain a Participant in the Plan, or remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Participating Company to such Participant are insufficient to meet such Participant’s authorized Plan deductions.

ARTICLE VI

GRANTING OF OPTION

6.1 Number of Option Shares. On each Offering Commencement Date, a Participant shall be deemed to have been granted an option (“Option”) to purchase a maximum number of shares of Stock equal to the Participation Amount with respect to such Participant, divided by the Option Price, determined as provided in Section 6.2 hereof.

6.2 Option Price. The “Option Price” of Stock for each Offering shall be the lower of (a) 85% of the Closing Price of the Stock on the Offering Commencement Date, or (b) 85% of the Closing Price of the Stock on the Offering Termination Date. The “Closing Price” of the Stock as to a particular day shall be the closing price of the Stock as reported for such day in the Wall Street Journal or in such other source as the Committee deems reliable. If the Stock is not traded on the New York Stock Exchange or other principal exchange or market on which it is authorized or listed for trading on the Offering Commencement Date and/or Offering Termination Date, as the case may be, the Closing Price for the Stock as to either of such dates on which such trading did not occur shall be the Closing Price on the nearest prior business day on which trading did occur.

ARTICLE VII

EXERCISE OF OPTION

7.1 Automatic Exercise. Unless a Participant gives written notice to the Company as hereinafter provided, such Participant’s Option for the purchase of Stock granted under Section 6.1 hereof will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Stock that the accumulated payroll deductions in such Participant’s account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Section 6.1 hereof).

7.2 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions that would have been used to purchase fractional shares will be, at the option of the Committee, either (a) returned (without interest) to the Participant promptly following the termination of an Offering, or (b) added to the Participation Amount for such Participant and held for the purchase of Stock in connection with the next Offering; provided, however, that such amount (without interest) shall be refunded to any Participant who provides the Company with a written request for a refund prior to the use of such amount to purchase Stock at the end of the next Offering.

7.3 Transferability of Option. During a Participant’s lifetime, Options held by such Participant shall be exercisable only by such Participant.

7.4 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Stock purchased upon exercise of such Participant’s Option. All Stock delivered to each Participant will contain a restriction stating that such Stock is restricted from being transferred for a period of one year from the date of issuance unless the Committee otherwise consents. The Committee may withhold its consent to any such transfer in its absolute and sole discretion. Any transfer in violation of the legend placed on each such stock certificate shall be void ab initio. In no event, however, shall Stock be forfeited for violation of the transfer restriction.

ARTICLE VIII

WITHDRAWAL

8.1 In General. At any time prior to the last five days of an Offering, a Participant may withdraw payroll deductions credited to such Participant’s account under the Plan by giving written notice to the designated office of the Company, which withdrawal notice shall be in form and substance as decided by the Committee. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to the Participant promptly after receipt of such Participant’s notice of withdrawal, and no further payroll deductions will be made from the Participant’s pay during such Offering or during any subsequent Offering unless the Participant re-enrolls as provided in Section 8.2 hereof. The Company may, at its option, treat any attempt by a Participant to borrow on the security of such Participant’s accumulated payroll deductions as an election to withdraw such deductions.

8.2 Effect on Subsequent Participation. An Employee’s withdrawal from any Offering will not have any effect upon such Employee’s eligibility to participate in any succeeding Offering or in any similar plan that may hereafter be adopted by the Company. In order to be eligible for a subsequent Offering; however, an Employee who has withdrawn from an Offering must satisfy the requirements of Section 3.4 hereof prior to the Offering Commencement Date of such subsequent Offering.

8.3 Termination of Employment. Upon termination of a Participant’s employment for any reason, including retirement (but excluding death or permanent disablement while in the employ of a Participating Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to such Participant’s account will be returned to the Participant, or, in the case of the Participant’s death subsequent to the termination of such Participant’s employment, to the person or persons entitled thereto under Section 12.1 hereof.

8.4 Termination of Employment Due to Death. Upon termination of a Participant’s employment because of death or permanent disablement, the Participant or Participant’s beneficiary (as defined in Section 12.1 hereof)

shall have the right to elect, by written notice given to the designated office of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the termination of the Participant’s employment, either:

(a) to withdraw all of the payroll deductions credited to the Participant’s account under the Plan; or

(b) to exercise the Participant’s Option on the next Offering Termination Date and purchase the number of full shares of Stock that the accumulated payroll deductions in the Participant’s account at the date of the Participant’s cessation of employment will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the designated office of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant’s Option.

8.5 Leave of Absence. A Participant on leave of absence shall, subject to the election made by such Participant pursuant to Section 5.5 hereof, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence, or (b) three months after the 90th day of such leave of absence, such Participant’s participation in the Plan shall terminate on whichever of such dates first occurs.

ARTICLE IX

INTEREST

9.1 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant, including any interest paid on any and all money which is distributed to a Participant or such Participant’s beneficiary pursuant to the provisions of Sections 7.2, 8.1, 8.3, 8.4 and 10.1 hereof.

ARTICLE X

STOCK

10.1 Maximum Shares. The maximum number of shares of Stock that shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 hereof, shall be 2,000,000 shares plus the number of shares reserved for issuance under the Company’s 1998 Employee Stock Purchase Plan (the “1998 Plan”) that are not purchased as of the expiration date of the 1998 Plan. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Article 6 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as the Committee shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to such Participant as promptly as possible.

10.2 Participant’s Interest in Option Stock. A Participant will have no interest in Stock covered by such Participant’s Option until such Option has been exercised.

10.3 Issuance of Shares. The shares issued upon the exercise of any such Option may be, as the Committee may from time to time determine: (i) unissued shares of Stock, (ii) shares of Stock now held as treasury shares; or (iii) shares of Stock subsequently acquired by the Company, including, without limitation, shares of Stock purchased in the open market by the Company.

10.4 Registration of Stock. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the designated office of the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and the Participant’s spouse, in the form and manner permitted by applicable law.

10.5 Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any Option that the shares of Stock reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, upon the New York Stock Exchange or other principal exchange or market on which the Common Stock is authorized or listed for trading, and that either:

(a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

(b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is such Participant’s intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI

ADMINISTRATION

11.1 Appointment of Committee. The Board of Directors shall appoint a committee (“Committee”) to administer the Plan, which shall consist of no fewer than two (2) members of the Board of Directors. Members of the Committee who are Employees shall be eligible to purchase Stock under the Plan.

11.2 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination regarding the foregoing matters shall be conclusive. The Committee may delegate its authority as it deems necessary or appropriate.

11.3 Rules Governing Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairperson and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE XII

MISCELLANEOUS

12.1 Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Stock and/or cash that such Participant would be entitled to under the Plan. Such designation of beneficiary may be changed by the Participant at any time by written notice to the designated office of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant’s death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

12.2 Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to an Option granted under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

12.3 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.4 Adjustment Upon Changes in Capitalization.

(a) If, while any Options are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or type of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split (whether or not effected in the form of a stock dividend), reverse stock split or similar transaction, equitable and proportionate adjustments shall be made by the Committee in the number and/or type of shares of Stock that are subject to purchase under outstanding Options and to the Option Price applicable to such outstanding Options. In addition, in any such event, the number and/or type of shares of Stock which may be offered in the Offerings described in Article 4 hereof shall also be proportionately adjusted.

(b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the assets or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

12.5 Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided; however, that the Board of Directors shall not, without the approval of the stockholders of the Company (a) increase the maximum number of shares that may be issued under the Plan (except pursuant to Section 12.4 hereof); or (b) amend the requirements as to the class of Employees eligible to purchase Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then holding an Option under the Plan to purchase stock, adversely affect the rights of such Participant under such Option.

12.6 No Employment Rights. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by any Participating Company, and it shall not be deemed to interfere in any way with any Participating Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

12.7 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

12.8 Governing Law. The law of the State of Florida will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

APPENDIX B

MARINEMAX, INC.

2021 STOCK-BASED COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to assist the Company and its Related Entities in attracting, motivating, retaining and rewarding high-quality Employees, officers, Directors, and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

The Company previously granted stock and stock-based awards to participants under the Company’s 2007 Incentive Compensation Plan (the “2007 Plan”) and 2011 Stock-Based Compensation Plan (the “2011 Plan” and together with the 2007 Plan, the “Prior Plans”). The awards granted pursuant to the terms of the Prior Plans that remain outstanding as of the Effective Date shall not be affected or modified by this Plan.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below.

(a) “2007 Plan Award” means a stock award granted under the 2007 Plan.

(b) “2011 Plan Award” means a stock award granted under the 2011 Plan.

(c) “Award” means any award granted to a Participant pursuant to the terms of this Plan, including an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, and Other Stock-Based Award or Performance Award, together with any other right or interest.

(d) “Award Agreement” means the written agreement between the Company and a Participant evidencing an Award granted under the Plan.

(e) “Beneficiary” means the person, persons, trust, or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Beneficial Owner,” “Beneficially Owning,” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(g) “Board” means the Company’s Board of Directors.

(h) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, change in control, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment, consulting, or other similar agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment, non-competition, non-solicitation, non-disclosure, and/or other similar agreement with the Company or a Related Entity, if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (vi) use of alcohol, drugs, or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Plan Administrator of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i) “Change in Control” means and shall be deemed to have occurred on the earliest of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains direct or indirect “Beneficial Ownership” of fifty percent (50%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding Voting Stock;

(ii) the consummation of a merger, consolidation, reorganization, or similar transaction other than a transaction (1) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

(iii) the Company undergoes a liquidation or dissolution or there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent (50%) or more of the combined voting power of the voting securities of which are owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k) “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors, or Consultants.

(l) “Company” means MarineMax, Inc., a Delaware corporation.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director, or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee, Director, or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity as either an officer, Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, lease, exclusive license, or other disposition of a substantial portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Plan Administrator, in its discretion;

(ii) a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or

(iii) a merger, consolidation, reorganization, or similar transaction, whether or not the Company is the surviving corporation.

(p) “Covered Employee” means an individual who is a Covered Employee for purposes of the Section 162(m) Exception.

(q) “Director” means a member of the Board or the board of directors of any Related Entity.

(r) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Plan Administrator.

(s) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares or other periodic payments.

(t) “Effective Date” means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the shareholders of the Company.

(u) “Eligible Person” means each officer, Director, Employee, or Consultant. The foregoing notwithstanding, only employees of the Company, any Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(v) “Employee” means any person, including an officer or Director, who is treated as an employee on the books and records of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(x) “Fair Market Value” means the fair market value of Shares, Awards, or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Shares as of any given date, after which the Shares are publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(y) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting, change in control, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement(s), such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities as assigned by the Company (or a Related Entity) or any other action by the Company (or a Related Entity) that results in a material diminution in such position, authority, duties, or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial, or inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the

Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than fifty (50) miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause, as defined in Section 2(h), death, or by reason of the Participant’s Disability as defined in Section 2I; or (v) any reduction in the Participant’s base salary (unless such reduction is part of Company-wide reduction that affects a majority of the persons of comparable level to the Participant).

(z) “Incentive Stock Option” means any Option intended to meet the requirements of an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(aa) “Non-Employee Director” means a Director who is not an Employee.

(bb) “Non-Qualified Stock Option” means any Option that is not designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(cc) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares at a specified price during specified time periods.

(dd) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(i) hereof.

(ee) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(ff) “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(gg) “Performance Award” means a right, granted to an Eligible Person under Sections 6(h) hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

(hh) “Performance Period” means that period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.

(ii) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

(jj) “Plan” means this MarineMax, Inc. 2021 Stock-Based Compensation Plan as set forth herein and as it may be amended from time to time.

(kk) “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan. There may be different Plan Administrators with respect to different groups of Eligible Persons.

(ll) “Related Entity” means any Parent, Subsidiary, and any business, corporation, partnership, limited liability company, or other entity designated by the Plan Administrator in which the Company, a Parent, or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

(mm) “Restricted Stock” means a share of Stock granted to a Participant under Section 6(d) hereof, that may be subject to certain restrictions, including a risk of forfeiture.

(nn) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo) “Share” means a share of the Company’s Common Stock, and the share of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(pp) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.

(rr) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash, or a combination thereof at a future date.

(ss) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(tt) “Voting Stock” means the stock of the Company with a right to vote for the election of Directors.

3. Administration.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). The Board and/or Committee(s) administering the Plan shall be the Plan Administrator.

(b) Powers of the Plan Administrator. The Plan Administrator shall have the following powers, subject to, and within the limitations of, the express provisions of the Plan:

(i) Subject to Section 3(g) below, to determine from time to time the Eligible Persons who shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award; and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it and to establish, amend, and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, may correct any one or more defects, omissions, or inconsistencies in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Award as provided in Section 10(e).

(iv) To terminate or suspend the Plan as provided in Section 10(e).

(v) To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(vi) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of three or more members of the Board. The term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, to the extent delegated by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and return to the Board the authority to administer the Plan.

In the discretion of the Board, the Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3. In addition, the Plan administrator may delegate to a committee of two or more members of the Board the authority to grant Awards to Eligible Persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Plan Administrator’s Decision. All determinations, interpretations, and constructions made by the Plan Administrator shall be made in good faith and shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally, and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the nearest city in which JAMS conducts business to the city in which the Participant is employed by the Company. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

(f) Limitation of Liability. The Board and any Committee(s), and each member thereof, who act as the Plan Administrator, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants, or any other agents assisting in the administration of the Plan. Members of the Board and any Committee(s), and any officer or Employee acting at the direction or on behalf of the Board and any Committee(s), shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(g) Administration of the Plan For Non-Employee Directors. Notwithstanding the foregoing, the grant of all Awards to the Non-Employee Directors shall be approved by a majority of the Directors who qualify as independent under the rules of the principal stock exchange or market on which Shares are traded or a Committee composed solely of such independent Directors.

4. Shares Issuable Under the Plan.

(a) (a) Number of Shares Available for Issuance Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares which may be issued under this Plan and are reserved and available for issuance in connection with Awards (including Incentive Stock Options) shall be 495,000 Shares. In addition, any shares available for issuance under the 2011 Plan that are not subject to an outstanding award under the 2011 Plan or the 2007 Plan as of the date of shareholder approval of this Plan shall be reserved and available for issuance in connection with Awards (including Incentive Stock Options) under this Plan. For the avoidance of doubt, as of the Effective Date, no Shares are available for grants of awards pursuant to the terms of the 2011 Plan or the 2007 Plan. Any Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Notwithstanding any provision of the Plan to the contrary, in no event will dividends or Dividend Equivalents be granted with respect to unvested Awards, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Award.

(b) Availability of Shares Not Issued pursuant to Awards.

(i) If any Shares subject to an Award, a 2011 Plan Award or a 2007 Plan Award are forfeited, expire, or otherwise terminate without issuance of such Shares, any Award, 2011 Plan Award or 2007 Plan Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, 2011 Plan Award or 2007 Plan Award, the Shares shall, to the extent (and at the time) of such forfeiture, expiration, termination, cash settlement, or non-issuance, be available for Awards under the Plan, subject to Section 4(b)(iii) below.

(ii) If any Shares issued pursuant to an Award, 2011 Plan Award or a 2007 Plan Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares forfeited or repurchased shall at such time revert to and become available for issuance under the Plan, subject to Section 4(b)(iii) below.

(iii) Notwithstanding anything in this Section 4(b) to the contrary, solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of Shares that may be granted under this Plan through Incentive Stock Options shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(c) Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, and avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

5. Eligibility; Per-Person Award Limitations.

Awards may be granted under the Plan only to Eligible Persons.

In any one calendar year, an Eligible Person may not be granted Awards under which more than fifty percent (50%) of the total number of Shares reserved for issuance under the Plan (whether or not issued) could be received by the Participant, subject to adjustment as provided in Section 10(c). In addition, the maximum dollar value payable in cash to any one Participant with respect to Performance Awards vesting based on the performance objectives of Section 7 is $5,000,000 per calendar year.

6. Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. The terms of an Award shall be set forth in an Award Agreement to the extent set forth in this Plan. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. The provisions of the Award Agreements entered into under the Plan with respect to the same type of Award need not be identical.

(b) Options. The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Stock Option Agreement. Each grant of an Option shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions, which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement.

(ii) Number of Shares. The Plan Administrator shall determine and each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Award Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

(iii) Exercise Price.

(A)
In General. The Plan Administrator shall determine and each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.
(B)
Ten Percent Shareholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, any Incentive

Stock Option granted to such Employee must have an exercise price per Share of at least 110% of the Fair Market Value of a Share on the date of grant.

(iv) Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods (or combination of methods) by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, net exercise, other Awards, or awards granted under other plans of the Company or a Related Entity, other property (including notes or other contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. No Option shall have a term in excess of ten years.

(v) Termination of Service. Subject to earlier termination of the Option as otherwise provided in the Plan and unless otherwise provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

(A)
Death or Disability. If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).
(B)
Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Continuous Service is terminated for Cause, the Option shall terminate and cease to be exercisable as of 12:01 a.m. of the date upon which such termination of Continuous Service is effective.
(C)
Other Termination of Service. If the Participant’s Continuous Service terminates for any reason other than Disability, death, or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.

(vi) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)
The Option shall not be exercisable more than ten (10) years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and the Incentive Stock Option is granted to such Participant, the Incentive Stock Option shall not be exercisable (to the extent required by the Code at the time of the grant) for no more than five (5) years from the date of grant; and
(B)
If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year in excess of $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.

(c) Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Agreement. Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement.

(ii) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator. The per Share grant price of each Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the grant date.

(iii) Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise in Shares, cash, or other property, the method of exercise, method of settlement, form of consideration payable in settlement (either cash, Shares or other property), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with an Option or any other Award, and any other terms and conditions of any Stock Appreciation Right.

(d) Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The terms of any Restricted Stock granted under the Plan shall be set forth in an Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator), upon the expiration of the applicable restriction period. During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant. Notwithstanding the foregoing, all grants of Restricted Stock shall comply with the vesting terms of Section 8(f).

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed. Notwithstanding the foregoing and any provision of the Plan to the contrary, in no event will dividends or Dividend Equivalents be granted with respect to unvested shares of Restricted Stock, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the shares of Restricted Stock.

(e) Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash, or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period specified for such Stock Units or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. The terms of an Award of Stock Units shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership. Notwithstanding the foregoing, all grants of Stock Units shall comply with the vesting terms of Sections 8(f).

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units.

(iii) Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

(iv) Acceleration of Vesting upon Death. Notwithstanding any other term or provision of the Plan, in the event that the Participant’s Continuous Service terminates by reason of the Participant’s death, all of the unvested Restricted Stock Units set forth in a written Award Agreement shall become immediately vested as of the date of such death, and shall be paid out in Shares, in cash, or a combination thereof, at the Company’s sole discretion, as soon as is administratively possible, and subject to any requirements under the Plan or the Award Agreement. This payout will be made to the Beneficiary designated by the Participant, or if the Participant has not designated a Beneficiary, to the Beneficiary's surviving spouse, or if no surviving spouse, to the Beneficiary's estate.

(f) Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Shares as a bonus or to grant Shares or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator. Notwithstanding the foregoing, all grants Shares pursuant to this Section shall comply with the vesting terms of Section 8(f).

(g) Dividends and Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. The recipient of an Award under this Section shall not be entitled to receive dividends or Dividend Equivalents in respect of the number of Shares covered by the Award, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Award.

(h) Performance Awards. The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, including Awards subject to the provisions of Section 7, if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. Except as provided in this Plan or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis. Amounts equal to dividends declared during the Performance Period with respect to the number of Shares covered by a Performance Award will not be paid to the Participant, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Performance Award. Notwithstanding the foregoing, all grants of Performance Awards which would qualify as Full Value Awards (as defined in Section 8(f)) shall comply with the vesting terms of Section 8(f).

(i) Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Plan Administrator shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i). Notwithstanding the foregoing, all grants of Other Stock Based Award which would qualify as Full Value Awards (as defined in Section 8(f)) shall comply with the vesting terms of Section 8(f).

7. Performance Awards and Qualified Performance-Based Awards.

(a) Nothing in this Plan shall adversely affect or modify in any way the outstanding Qualified Performance-Based Awards granted under the 2011 Plan or the 2007 Plan. For purposes of this Plan, the term “Qualified Performance-Based Award” means an award that satisfies the exception under Section 162(m) of the Code for “qualified performance-based compensation,” as such exception existed for taxable years beginning prior to January 1, 2018 before the amendments made to Section 162(m) of the Code by the Tax Cuts and Jobs Act of 2017 (the “Section 162(m) Exception”). It is intended that this Plan comply fully with and meet all of the requirements for the Section 162(m) Exception with respect to such Qualified Performance-Based Awards granted prior to November 2, 2017. Although Awards may be subject to the provisions of Section 7(b), (c), (d) and (e) below, no Award granted under this Plan shall be qualified for the Section 162(m) Exception.

(b) Performance Criteria. If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items, and income taxes, local, state, or federal and excluding budgeted and actual bonuses that might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions, or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation, (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. Within a reasonable period of time after the performance criteria have been satisfied (but no later than three (3) months after the satisfaction of the performance criteria), the Committee shall certify, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied.

8. Certain Provisions Applicable to Awards or Sales.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity or any business entity to be acquired by the Company or a Related Entity or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition,

Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

(b) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

(d) Code Section 409A. If and to the extent that the Plan Administrator believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Participant and the Company.

(e) No Option or Stock Appreciation Right Repricing. Other than pursuant to Section 10(c), without approval of the Company’s shareholders, the Plan Administrator shall not be permitted to (A) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (B) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award or cash, or (C) take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing.

(f) Vesting Restrictions for Full Value Awards. Each award of Restricted Stock, Stock Units, Bonus Stock, a Performance Award, or Other Stock Based Award where the Participant is not required to pay more than the par value of the Award in cash for the Shares delivered (each a “Full Value Award”) shall have a minimum vesting schedule of (A) with respect to Full Value Awards that vest over time, a three (3) year vesting schedule with a maximum of one-third (1/3rd) of the Full Value Award vesting in any one (1) year; (B) with respect to Full Value Awards that vest based upon the achievement of performance goals, the performance period shall be a minimum of one (1) year in length; provided, however, that 10% of the Shares reserved under the Plan may be granted as Full Value Awards that are not subject to the vesting requirements of the last sentence; provided, further, that any such grants shall be approved by the Committee.

9. Change in Control; Corporate Transaction.

(a) Change in Control.

(i) The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including upon a Change in Control. In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.

(ii) In the event of a Change in Control that the Board has not approved prior to the consummation of such Change in Control, then all outstanding Awards shall become fully vested and exercisable immediately prior to and contingent on the consummation of the Change in Control.

(iii) In addition to the terms of Sections 9(a)(i) and 9(a)(ii) above, the effect of a “change in control,” may be provided (1) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation, or severance with or from the Company or such Related Entity or (2) in the Award Agreement.

(b) Corporate Transactions. In the event of a Corporate Transaction, any surviving entity or acquiring entity (together, the “Successor Entity”) may either (i) assume any or all Awards outstanding under the Plan; (ii) continue any or all Awards outstanding under the Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction); provided that if the Corporate Transaction is not a Change in Control, each outstanding Award shall be either assumed, continued, or substituted pursuant to the terms of this Section. In the event that the Successor Entity does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued, or substituted, such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction).

The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of any Awards (determined on an Award by Award basis), including permitting the lapse of any repurchase rights held by the Company (and, if applicable, the time at which such Awards may be exercised), in full or as to some percentage of the Award, to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of the Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price).

Notwithstanding any other provision in this Plan to the contrary, with respect to Restricted Stock and any other Award granted under the Plan with respect to which the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company) in connection with such Corporate Transaction. In the event any such rights are not continued or assigned to the Successor Entity, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to any such Awards (determined on an Award by Award basis) shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

(c) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted or compliance with any other obligation of the Company, as the Plan Administrator may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations.

(b) Limits on Transferability; Beneficiaries.

(i) General. Except as provided in the Award Agreement, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. In no event may an Award be transferred to a third party in exchange for consideration.

(ii) Permitted Transfer of Option. The Plan Administrator, in its sole discretion, may permit the transfer of an Option (but not an Incentive Stock Option or any other right to purchase Shares other than an Option) as follows: (A) by gift to a member of the Participant’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Participant. For purposes of this Section 10(b)(ii), “Immediate Family” shall mean the Participant’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Plan Administrator, in its sole discretion, may permit the transfer of Awards (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) to one or more Beneficiaries or other transferees during the lifetime of the Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.

(c) Adjustments.

(i) Adjustments.

(A)
In the event that any dividend paid in Stock, forward or reverse split, merger, consolidation, combination, or other similar corporate transaction or event affects the Stock, then the Plan Administrator shall substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits: (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.
(B)
In the event that a dividend or other distribution in the form of cash or other property (but excluding a dividend paid in Stock), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as the Plan Administrator may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(ii) Other Adjustments. The Plan Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity, or any business unit or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause any Qualified Performance-Based Award granted (under the 2011 Plan or the 2007 Plan) to Participants designated by the Plan Administrator as Covered Employees to otherwise fail to meet the Section 162(m) Exception.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.

(e) Changes to the Plan and Awards. The Board may from time to time amend or revise the terms of the Plan or may alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan at any time as permitted by law, without the consent of Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is deemed necessary and advisable by the Board or if required under the rules or regulations of the stock exchange that has the highest trading volume for the Shares for the prior calendar year. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance, or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Shares, other Awards, or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Plan Administrator to adopt such other incentive arrangements as it may deem desirable.

(i) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the state of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements of the principal stock exchange or market on which Shares are traded, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

MARINEMAX, INC. 501 BROOKER CREEK BOULEVARD OLDSMAR, FLORIDA 34677 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V60169-P22365 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARINEMAX, INC. The Board of Directors recommends a vote "FOR" each director nominee and "FOR" the approval of Proposals 2, 3, 4, and 5. 1. Election of Directors, each to serve for a three-year term expiring in 2028. Nominees: For Against Abstain 1a. Bonnie Biumi 1b. George E. Borst 1c. Mercedes Romero 2. To approve (on an advisory basis) our executive compensation ("say-on-pay"). 3. To approve an amendment to our 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance under that plan by 500,000 shares and to extend the term of the plan to 2035. 4. To approve an amendment to our 2021 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 495,000 shares. 5. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending September 30, 2025. And upon such other matters that may properly come before the meeting or any adjournment thereof. NOTE: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, FOR THE ELECTION OF THE THREE DIRECTORS NAMED ABOVE, EACH TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2028, FOR PROPOSALS 2, 3, 4, AND 5 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder. Yes No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on February 21, 2025: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. V60170-P22365 This Proxy is Solicited on Behalf of the Board of Directors MARINEMAX, INC. 2025 ANNUAL MEETING OF SHAREHOLDERS The undersigned shareholder of MARINEMAX, INC., a Florida corporation, hereby acknowledges receipt of the notice of Annual Meeting of Shareholders and proxy statement, each dated January 3, 2025, and hereby appoints Michael H. McLamb and Anthony E. Cassella, Jr. and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2025 Annual Meeting of Shareholders of MARINEMAX, INC., to be held on Friday, February 21, 2025, at 8:00 a.m., local time, at our principal executive offices located at 501 Brooker Creek Boulevard, Oldsmar, Florida 34677 and at any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card and in their discretion upon any other business that may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE DIRECTORS, EACH TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2028, "FOR" THE APPROVAL (ON AN ADVISORY BASIS) OF OUR EXECUTIVE COMPENSATION ("SAY-ON-PAY"), "FOR" THE APPROVAL OF AN AMENDMENT TO OUR 2008 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN BY 500,000 SHARES AND TO EXTEND THE TERM OF THE PLAN TO 2035, "FOR" AN AMENDMENT TO OUR 2021 STOCK-BASED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN BY 495,000 SHARES, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE INDEPENDENT AUDITOR OF OUR COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2025. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. FOR ADDRESS CHANGES AND/OR COMMENTS, PLEASE CALL 727-531-1700 OR E-MAIL INVESTORRELATIONS@MARINEMAX.COM. Continued and to be signed on reverse side